Exhibit 10.12

ASSET PURCHASE AGREEMENT

Relating to the Acquisition of

Substantially All Assets of

DVO — EXTREMITY SOLUTIONS, LLC

by

DVO ACQUISITION, INC.

and

TORNIER B.V.

dated as of March 5, 2007

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1

1.1	DEFINED TERMS	1
1.2	CONSTRUCTION OF CERTAIN TERMS AND PHRASES	11
1.3	MUTUAL NEGOTIATION	11

ARTICLE II PURCHASE AND SALE OF ASSETS; ASSUMPTION OF CERTAIN LIABILITIES		11

2.1	PURCHASE AND SALE OF ASSETS	11
2.2	EXCLUDED ASSETS	13
2.3	ASSUMED LIABILITIES	13
2.4	RETAINED LIABILITIES	14
2.5	UNASSIGNABLE CONTRACTS	14

ARTICLE III PURCHASE PRICE AND CLOSING		15

3.1	TOTAL PURCHASE PRICE	15
3.2	INITIAL PURCHASE PRICE, CLOSING PAYMENTS AND SHARE DELIVERY	15
3.3	NET WORTH ADJUSTMENT	16
3.4	DEFERRED PURCHASE PRICE	17
3.5	TAXES	19
3.6	BULK SALES COMPLIANCE	19
3.7	CLOSING	20

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER		20

4.1	ORGANIZATION OF SELLER	20
4.2	AUTHORITY; APPROVAL BY OWNERS	20
4.3	NO CONFLICTS	21
4.4	GOVERNMENTAL CONSENTS, APPROVALS, AND FILINGS	21
4.5	CAPITALIZATION	21
4.6	SUBSIDIARIES	22
4.7	BOOKS AND RECORDS	22
4.8	FINANCIAL STATEMENTS	22
4.9	ABSENCE OF CHANGES	22
4.10	NO UNDISCLOSED LIABILITIES	24
4.11	ASSETS	24
4.12	EMPLOYEE BENEFIT PLANS	24
4.13	REAL PROPERTY	26
4.14	INTELLECTUAL PROPERTY	26
4.15	LITIGATION; DISPUTES	29
4.16	COMPLIANCE WITH LAW	29
4.17	CONTRACTS	29
4.18	ENVIRONMENTAL MATTERS	31
4.19	ACCOUNTS RECEIVABLE	31
4.20	INSURANCE	31
4.21	TAX MATTERS	32
4.22	LABOR AND EMPLOYMENT RELATIONS	32
4.23	PERMITS	33

4.24	MATERIAL CUSTOMERS	33
4.25	BROKERS	34
4.26	TRANSACTIONS WITH AFFILIATES	34
4.27	POWERS OF ATTORNEY	34
4.28	REGULATORY MATTERS	34
4.29	PRODUCT WARRANTY; PRODUCT LIABILITY	35
4.30	ACCREDITED INVESTOR STATUS	35
4.31	FULL DISCLOSURE	35

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER		35

5.1	ORGANIZATION	35
5.2	AUTHORITY	35
5.3	NO CONFLICTS	36
5.4	GOVERNMENTAL CONSENTS, APPROVALS, AND FILINGS	36
5.5	CAPITALIZATION	36
5.6	PARENT FINANCIAL STATEMENTS	37
5.7	COMPLIANCE WITH LAW	37
5.8	BROKERS	37
5.9	THE SHARES	37
5.10	FULL DISCLOSURE	37
5.11	LITIGATION; DISPUTES	38
5.12	INTELLECTUAL PROPERTY	38
5.13	REGULATORY MATTERS	38
5.14	PRODUCT LIABILITY	39
5.15	MATERIAL CUSTOMERS	39
5.16	TAX MATTERS	39
5.17	MATERIAL CONTRACTS	39

ARTICLE VI PRE-CLOSING COVENANTS		40

6.1	ACCESS AND INVESTIGATION	40
6.2	INTERIM OPERATIONS	40
6.3	NEGATIVE COVENANTS	41
6.4	NOTIFICATION	42
6.5	BEST EFFORTS	42
6.6	EMPLOYEE BENEFIT PLANS	42
6.7	NO SHOPPING	43
6.8	MUTUAL CONFIDENTIALITY	44

ARTICLE VII ADDITIONAL AGREEMENTS		44

7.1	FURTHER ASSURANCES	44
7.2	EMPLOYEES — GENERALLY	44
7.3	DAMAGE TO ASSETS	45
7.4	POST-CLOSING TAX MATTERS	45
7.5	GUARANTY	47
7.6	MAINTENANCE OF ORGANIZATION; CESSATION OF BUSINESS	47
7.7	SALES EFFORTS	47
7.8	JOINT PRESS RELEASE	48

7.9	INFORMATION RIGHTS	48
7.10	SHARE DELIVERY OBLIGATIONS	48

ARTICLE VIII CLOSING CONDITIONS OF PARENT AND BUYER		48

8.1	REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER	48
8.2	NO MATERIAL ADVERSE EFFECT	49
8.3	OFFICERS’ CERTIFICATE	49
8.4	ABSENCE OF LITIGATION	49
8.5	THIRD-PARTY CONSENTS	49
8.6	CLOSING DELIVERIES OF SELLER -	49

ARTICLE IX SELLER’S CLOSING CONDITIONS		50

9.1	REPRESENTATIONS, WARRANTIES, AND COVENANTS OF PARENT AND BUYER	50
9.2	OFFICERS’ CERTIFICATE	50
9.3	ABSENCE OF LITIGATION	50
9.4	CLOSING DELIVERIES OF PARENT AND BUYER	50

ARTICLE X TERMINATION		51

10.1	TERMINATION	51
10.2	EFFECTS OF TERMINATION	51

ARTICLE XI INDEMNIFICATION		51

11.1	SURVIVAL	51
11.2	INDEMNIFICATION	52
11.3	INDEMNIFICATION PROCEDURES	53
11.4	REMEDIES	55
11.5	TAX TREATMENT OF INDEMNITY PAYMENTS	55
11.6	RIGHT TO OFFSET	55

ARTICLE XII MISCELLANEOUS		55

12.1	NOTICES	55
12.2	ENTIRE AGREEMENT	56
12.3	WAIVER	56
12.4	AMENDMENT	57
12.5	NO THIRD-PARTY BENEFICIARIES	57
12.6	NO ASSIGNMENT; BINDING EFFECT	57
12.7	HEADINGS	57
12.8	SEVERABILITY	57
12.9	GOVERNING LAW	57
12.10	CONSENT TO JURISDICTION AND FORUM SELECTION	57
12.11	EXPENSE	58
12.12	SPECIFIC PERFORMANCE	58
12.13	COUNTERPARTS	58
12.14	DISCLOSURE SCHEDULE	58

Schedules and Exhibits

Schedules

1.1(a)      DVO Products

1.1(b)      Key Trademarks

1.1(c)      Historical Accounting Principles

2.1(a)      Real Property Leases

2.1(b)      Fixed Assets

2.1(c)      Assigned Contracts

2.1(d)      Permits

2.1(i)       Domain Names, Databases, Telephone Numbers, E-Mail Addresses

2.2(g)      Certain Excluded Assets, Rights, and Properties

5.1           Tornier Organizational Structure

8.5           Required Third-Party Consents

Exhibits

A             Form of Seller Investment Letter

B             Form of Joinder Agreement

C             Form of Member Investment Letter

D             Form of Bill of Sale and Assumption Agreement

v

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made and entered into as of March 5, 2007 among:

(a)           DVO - EXTREMITY SOLUTIONS, LLC, an Indiana limited liability company (“Seller”);

(b)           TORNIER B.V., a private company with limited liability organized under the laws of the Netherlands (“Parent”); and

(c)           DVO Acquisition, Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent (“Buyer”).

Recitals

Buyer desires to acquire substantially all of the assets and assume certain liabilities of Seller, and Seller desires to transfer such assets and assign such liabilities to Buyer, on the terms and conditions set forth herein.

Agreement

Therefore, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1          Defined Terms.  As used in this Agreement, the following terms have the meanings indicated below:

“Actions or Proceedings” means any actions, suits, proceedings, arbitrations, Orders, inquiries, investigations, hearings, assessments with respect to fines or penalties, or litigation (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

“Affiliate” means, as to any Person, a Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such Person, including any officer, director, or executive employee of such Person.   For these purposes, “controlling,” “controlled by,” or “under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management of such Person, whether through ownership of voting securities, by contract, or otherwise.

“Agreement” means this Asset Purchase Agreement and any amendment hereto.

“Allocation Statement” has the meaning set forth in Section 7.4(a).

“Arbitrator” has the meaning set forth in Section 3.3(d).

“Assets” has the meaning set forth in Section 2.1.

“Assigned Contracts” has the meaning set forth in Section 2.1(c).

“Assumed Liabilities” has the meaning set forth in Section 2.3.

“Best Efforts” means the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as possible; provided, however, no party shall have any obligation to incur any material expense in order to use its Best Efforts.

“Bill of Sale and Assumption Agreement” has the meaning set forth in Section 8.6(b).

“Books and Records” of any Person means all data, files, documents, instruments, papers, books, computer files (including files stored on a computer’s hard drive or on other storage media), electronic files, and records in any other medium relating to the business, clients, customers, vendors, operations, or condition (financial or otherwise) of such Person.

“Bridge Notes” means the promissory note of Seller dated January 24, 2007 payable to Tippman Industrial Products and the promissory note of Seller dated January 24, 2007 payable to Micropulse, Inc.

“Business Day” means a day other than Saturday, Sunday, or any day on which banks located in the State of Minnesota or Indiana are authorized or obligated to close.

“Buyer” has the meaning set forth in the introduction to this Agreement.

“Buyer Representatives” has the meaning set forth in Section 6.1(a).

“Change of Control” means the occurrence, after the Closing Date and prior to the end of the Secondary Revenue Period, of any of the following events (provided that no Change of Control shall occur so long as the Institutional Investors beneficially own (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”)), a majority of the voting power of the then-outstanding shares of all classes and series of capital stock of Parent entitled to vote in the general election of directors of Parent (the “Voting Stock”), or more than 50% of the voting power of the then-outstanding shares of voting stock (or comparable voting equity interests) of the surviving or acquiring entity resulting from a Business Combination described in paragraph (c) or such entity’s direct or indirect parent):

(a)           a majority of the directors of Parent shall be persons other than persons serving as directors of Parent as of the date hereof or whose election or appointment was approved by such persons;

(b)           50% or more of the voting power of the outstanding Voting Stock is acquired or beneficially owned by any person, entity, or group (within the meaning of Section 13d(3) or 14(d)(2) of the Exchange Act) other than (i) an entity in connection with a Business Combination in which clauses (i) and (ii) of paragraph (c) apply or (ii) a licensed broker/dealer or licensed underwriter who purchases Voting Stock pursuant to an underwritten public offering solely for the purpose of resale to the public;

(c)           the consummation of a merger or consolidation of Parent with or into another entity, a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of Parent’s consolidated assets, or a similar business combination (each, a “Business Combination”), in each case unless, immediately following such Business Combination:

(i)            all or substantially all of the beneficial owners of Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the voting power of the then-outstanding shares of voting stock (or comparable voting equity interests) of the surviving or acquiring entity resulting from such Business Combination (including such beneficial ownership of an entity that, as a result of such transaction, owns Parent or all or substantially all of Parent’s assets either directly or through one or more subsidiaries), in substantially the same proportions (as compared to the other beneficial owners of Voting Stock immediately prior to such Business Combination) as their beneficial ownership of Voting Stock immediately prior to such Business Combination; and

(ii)           no person, entity, or group beneficially owns, directly or indirectly, 50% or more of the voting power of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity (other than a direct or indirect parent entity of the surviving or acquiring entity, that, after giving effect to the Business Combination, beneficially owns, directly or indirectly, 100% of the outstanding voting stock, or comparable equity interests, of the surviving or acquiring entity); or

(d)           approval by Parent’s shareholders of a definitive agreement or plan to liquidate or dissolve Parent.

“Chase Note” means the promissory note of Seller dated September 18, 2006 payable to Chase Bank.

“Class A Holders” means the members of Seller holding Class A Units.

“Class A Units” means the units of Class “A” Capital of Seller.

“Class B Holders” means the members of Seller holding Class B Units.

“Class B Units” means the units of Class “B” Capital of Seller.

“Closing” has the meaning set forth in Section 3.7.

“Closing Cash Payment” has the meaning set forth in Section 3.2(a)(i).

“Closing Date” has the meaning set forth in Section 3.7.

“Closing Date Assets” means the current assets of Seller, including accounts receivable, inventory and prepaid expenses, and the fixed assets of Seller comprised of cases and instrument sets as of the Closing Date, determined in accordance with GAAP; provided that Closing Date Assets shall not include any Excluded Assets.

“Closing Date Liabilities” means the total book liabilities of Seller as of the Closing Date, determined in accordance with GAAP; provided that Closing Date Liabilities shall not include any Excluded Liabilities (other than the amount of the Closing Debt Repayment, which shall be included in Closing Date Liabilities).

“Closing Debt Repayment” has the meaning set forth in Section 3.2(a)(ii).

“COBRA” has the meaning set forth in Section 6.6(b).

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder.

“Common Share” means a share of common stock, par value €0.01 per share, of Parent.

“Damages” has the meaning set forth in Section 11.2(a).

“Disclosure Schedule” means the disclosure schedule delivered by Seller concurrently herewith setting forth the exceptions to Seller’s representations and warranties contained in Article IV and certain other information called for by this Agreement.

“DVO Products” means the products, systems and instrumentation listed on Schedule 1.1(a) hereto, together with any modifications or next-generation versions of such products, systems and instrumentation.

“Employee” means any employee of Seller or any member of Seller actively involved in Seller’s business.

“Employee Agreements” has the meaning set forth in Section 4.14(j).

“Employee Benefit Plan” means any plan established, arranged, or maintained by Seller or a controlled group member or to which Seller or a controlled group member contributes or has contributed, under which any current or former Employee (or any dependant or beneficiary thereof) is covered, is eligible for coverage, or has benefit or compensation rights.  A “plan” for this purpose includes any bonus, incentive compensation, deferred compensation, pension or superannuation, profit sharing, retirement, stock purchase, stock option, restricted stock, stock ownership, stock appreciation rights, phantom stock, group registered retirement savings plan (RRSP), registered pension plan (RPP), employee or deferred profit sharing plan (EPSP or DPSP), leave of absence, layoff, vacation, day or dependent care, counseling, legal services, cafeteria, life, health, hospitalization, accident, disability, workers’ compensation or other insurance, severance, separation, or other employee benefit plan, scheme, practice, policy, or arrangement of any kind, whether written or oral, including any “employee benefit plan” within the meaning of Section 3(3) of ERISA, and including any arrangement that is part of an employment agreement with any current or former Employee, but not including any plan or program that is sponsored by or operated by a Governmental Authority (such as Social Security in the United States).  A “deferred compensation” plan for this purpose includes any plan that provides for deferred compensation within the meaning of Section 409A of the Code (or a plan that would provide for deferred compensation but for the application of the grandfathered exception or the short-term deferral exception of Section 409A of the Code).  A “controlled group member” for this purpose is any business entity that is required to be aggregated and treated as one employer with Seller under Section 414(b), (c), or (m) of the Code.

“Employee List” has the meaning set forth in Section 7.2(a).

“Encumbrance” means any mortgage, pledge, assessment, security interest, deed of trust, lease, mechanic’s, materialmen’s, judgment, or other lien, adverse claim, levy, charge, license, or other encumbrance of any kind, or any conditional-sale or title-retention agreement or other agreement to give any of the foregoing in the future.

“Enforcement Limitations” has the meaning set forth in Section 4.2(a).

“Environment” means any surface water, ground water, drinking water supply, land surface, subsurface strata, or ambient air, and any indoor workplace.

“Environmental Laws” means all national, state, local, and foreign laws, codes, regulations, common law, requirements, directives, Orders, and administrative or judicial interpretations thereof in the form existing as of the date hereof or the Closing Date (as applicable) relating to pollution, the protection of human health or the Environment, or the emission, discharge, disposal, release, or threatened release of Materials in or into the Environment, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), and the regulations promulgated pursuant thereto.

“Environmental Notice” means any written notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental costs, harm, or damages to person, property, or natural resources, or other fines or penalties) arising out of, based on, or resulting from (a) the emission, discharge, disposal, release, or threatened release in or into the Environment of any Material or (b) circumstances forming the basis of any violation, or alleged violation, of any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.

“Excluded Assets” has the meaning set forth in Section 2.2.

“Excluded Liabilities” has the meaning set forth in Section 2.4.

“Fair Value” means the fair market value of a Common Share as of a given date, as determined by an investment banking firm of national reputation engaged by Buyer and reasonably acceptable to Seller.

“Final Month End Assets” means the current assets of Seller, including accounts receivable, inventory and prepaid expenses, and the fixed assets of Seller comprised of cases and instrument sets as of February 28, 2007, determined in accordance with GAAP; provided that Final Month End Assets shall not include any Excluded Assets.

“Final Month End Liabilities” means the total book liabilities of Seller as of February 28, 2007, determined in accordance with GAAP; provided that Final Month End Liabilities shall not include any Excluded Liabilities (other than the amount of the Closing Debt Repayment, which shall be included in Final Month End Liabilities).

“Final Month End Net Worth” has the meaning set forth in Section 3.2(a)(i).

“Financial Statements” means (a) the unaudited balance sheets of Seller as of December 31, 2006 and 2005 and the related unaudited statements of income and cash flows of Seller for the fiscal years then ended and (b) the unaudited balance sheet of Seller as of January 31, 2007 and the related unaudited statements of income and cash flows of Seller for the one-month period then ended.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official, or other instrumentality of the United States or other country or any state, county, city, or other political subdivision.

“Hired Employee” has the meaning set forth in Section 7.2(b).

“Initial Common Shares” has the meaning set forth in Section 3.2(c)(ii).

“Initial Revenue Period” means the 12-month period commencing the second full month following the Closing Date.

“Institutional Investors” means the “Institutional Investors” listed on Schedule I to the Parent Stockholder Agreement as of the date hereof, together with their respective Affiliates.

“Intellectual Property” means any of the following:

(a)           inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, all invention disclosures, records of invention, and all patents, patent applications, and patent disclosures, together with all reissuances, divisions, continuations, continuations-in-part, revisions, extensions, reexaminations, and international and foreign counterparts thereof;

(b)           trademarks, service marks, trade dress, logos, trade names, brands, product and service names, logos, other identifications used or intended for use in commerce, other indications of source, endorsement, or sponsorship, and corporate names, together with all translations, adaptations, derivations, and combinations thereof, including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith;

(c)           moral rights, copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith;

(d)           trade secrets and confidential business information, product specifications, data, know-how, formulas, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, concepts, and ideas, past, current and planned research and development, current and planned research and distribution methodologies and processes, client and customer lists, current and anticipated client and customer requirements, price lists, market studies, business plans, however and whether or not documented;

(e)           proprietary computer software (including object code and source code) and all associated documentation (including development documentation, maintenance documentation, and end-user documentation) and other proprietary rights and copies and tangible embodiments thereof (in whatever form or medium);

(f)            database technologies, systems, structures, and architectures (and related processes, formulas, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods, and information) and any other related information, however documented;

(g)           all personnel-training techniques and materials;

(h)           all notes, analyses, compilations, studies, summaries, and other material prepared by or for a Person containing or based, in whole or in part, on any information included in the foregoing, however documented;

(i)            all industrial designs and any registrations and applications therefor;

(j)            databases and data collections and all rights therein;

(k)           any similar or equivalent rights to any of the foregoing or any proprietary or intellectual property rights anywhere in the world; and

(1)           domain names, uniform resource locators (URLs), whether common law, statutory or otherwise, domestic and foreign, and all registrations, registration applications and rights related to the foregoing.

“Key Trademarks” means the marks listed on Schedule 1.1(b), together with all stylized or logo versions thereof currently used by Seller.

“Knowledge” means, with respect to (i) Seller, the actual knowledge of Rod K. Mayer, Jeff M. Ondrla, Donald E. Running, Brian G. Emerick, or Brian More, and (ii) Parent, the actual knowledge of Doug Kohrs or Rob Ball, in either case without any obligation to conduct any further review or inquiry.

“Leased Real Property” has the meaning set forth in Section 4.13(b).

“Liabilities” means any liability, debt, or obligation of any kind or nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due), including any liability for Taxes.

“Licensed Intellectual Property” means all Intellectual Property that Seller uses or has the right to use pursuant to a license, agreement, obligation or other commitment from any Person.

“M&A Qualified Beneficiaries” has the meaning set forth in Section 6.6(b).

“Material” means pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes, including petroleum and its byproducts, asbestos, and any material or substance that is defined as a “hazardous waste,” “hazardous substance,” “hazardous material,” “restricted hazardous waste,” “industrial waste,” “solid waste,” “contaminant,” “pollutant,” “toxic waste,” or “toxic substance” under any Environmental Law.

“Material Adverse Effect” means a material adverse effect, whether individually or in the aggregate, on (a) the business, operations, condition (financial or otherwise), results of operations, assets, properties, or Liabilities of a party and its subsidiaries (if any), taken as a whole, or (b) the ability of a party to consummate the transactions contemplated hereby; provided, however, that none of the following (individually or in the aggregate) shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Material Adverse Effect: (i) any such effect resulting from or relating to general economic, industry, or securities or financial market conditions that do not have a disproportionate impact upon the party and its subsidiaries (if any); (ii) any such effect resulting from or relating to the taking of any action required by this Agreement; and (iii) any such effect arising in connection with acts of war, terrorist or military actions, or any material worsening of the foregoing that does not have a disproportionate impact upon the party and its subsidiaries (if any).

“Material Contracts” has the meaning set forth in Section 4.17(a).

“Member Investment Letter” has the meaning set forth in Section 7.10(b).

“Notice of Disagreement” has the meaning set forth in Section 3.3(c).

“Order” means any writ, judgment, decree, injunction, ruling, arbitration award, or similar order of any Governmental Authority (whether preliminary or final).

“Ordinary Course of Business” means an action of Seller that is consistent with the past practices of Seller and is taken in the ordinary course of Seller’s operations.

“Owned Intellectual Property” means all Intellectual Property (a) created, conceived or developed by Employees of Seller who have assigned or have an obligation to assign all rights to Seller; or (b) to which Seller has acquired, by purchase, assignment or other transfer, the unconditional, unrestricted, exclusive right to control or prevent any and all use of such Intellectual Property by others, without the consent or approval of or payment to any Person.

“Parent” has the meaning set forth in the introduction to this Agreement.

“Parent Audited Financial Statements” means the audited balance sheet of Tornier SAS as of December 31, 2005 and the related audited statements of income and cash flows of Tornier SAS for the fiscal year then ended.

“Parent Unaudited Financial Statements” means the unaudited consolidated balance sheet of Parent as of October 31, 2006 and the related unaudited consolidated statements of income and cash flows of Parent for the period then ended.

“Parent Stockholder Agreement” means the TMG B.V. Securityholders’ Agreement dated as of July 18, 2006.

“Permits” means all licenses, permits, certificates of authority, authorizations, approvals, registrations, and similar consents granted or issued by any Governmental Authority.

“Permitted Encumbrance” means:

(a)           any Encumbrance for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(b)           liens securing indebtedness disclosed in the Financial Statements, which indebtedness does not constitute an Assumed Liability, and which liens will be released at or prior to the Closing;

(c)           the title of the lessor under any Real Property Lease disclosed in the Disclosure Schedule or under any personal-property lease disclosed in the Disclosure Schedule or the non-disclosure of which does not constitute a misrepresentation under this Agreement; and

(d)           any minor imperfection of title or similar Encumbrance on tangible property that, individually or together with other such Encumbrances, does not materially impair the value of the property subject to the Encumbrance, the use of that property or the ability of Seller to consummate the transactions contemplated hereby.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association, or Governmental Authority.

“Real Property Leases” has the meaning set forth in Section 2.1(a).

“Revenues” means accrued worldwide gross revenues (determined in accordance with GAAP and Seller’s historical accounting principles, as described on Schedule 1.1(c)) resulting from sales of DVO Products that are sold by Parent, Buyer, or any of their Affiliates, representatives, licensees, agents, distributors, partners, joint-venturers, or any other third-party pursuant to a contractual relationship with any such party, less credits or allowances granted upon claims, rejections, or returns.  The sale of a unit of a DVO Product shall only be included once in the calculation of Revenues (for example, Buyer’s sale of a unit of a DVO Product to its distributor shall be included in the calculation, but the distributor’s sale of the same unit to an end user shall not be).

“SEC” means the United States Securities and Exchange Commission.

“Secondary Revenue Period” means the 12-month period following the last day of the Initial Revenue Period.

“Seller” has the meaning set forth in the introduction to this Agreement.

“Seller Investment Letter” has the meaning set forth in Section 3.2(c).

“Share Repurchase Election” has the meaning set forth in Section 3.4(h)(ii).

“Subsequent Common Shares” has the meaning set forth in Section 3.4(h)(iv).

“Tax” means:

(a)           any federal, state, local, or foreign income, alternative, or add-on minimum tax, gross income, gross receipts, sales, use, value added, ad valorem, transfer, franchise, profits, Iicense, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, or windfall profit tax, custom, duty, or other tax, governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax, or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign);

(b)           any Liability for payment of any amounts of the type described in clause (a) as a result of being a member of an affiliated, consolidated, combined, unitary, or other group for any taxable period; and

(c)           any Liability for the payment of any amounts of the type described in clause (a) or (b) as a result of any express or implied obligation to indemnify any other Person.

“Tax Return” means any return, report, information return, schedule, or other document (including any related or supporting information) required to be filed with any Governmental Authority with respect to Taxes or any claim for refund.

“Transaction Documents” means the Bill of Sale and Assumption Agreement and all other agreements, documents, instruments, and certificates contemplated by this Agreement to be executed by Parent, Buyer, or Seller pursuant hereto and any amendments thereto.

“Transfer Taxes” has the meaning set forth in Section 3.5(b).

“Unaudited Balance Sheet” means Seller’s unaudited balance sheet as of January 31, 2007 included in the Financial Statements.

1.2          Construction of Certain Terms and Phrases.  In this Agreement, unless the context clearly requires otherwise:

(a)           words of any gender include each other gender;

(b)           words using the singular or plural number also include the plural or singular number, respectively;

(c)           the terms “Article” or “Section” refer to the specified Article or Section of this Agreement;

(d)           “including” (or any variation thereof) means “including without limitation”;

(e)           a reference to a number of days refers to calendar days unless otherwise specified;

(f)            all accounting terms used, but not expressly defined, have the meanings given to them under GAAP;

(g)           all dollar amounts are expressed in United States funds;

(h)           the words “herein,” “hereof,” “hereunder,” and similar words refer to this Agreement as a whole and not to any particular Article, Section, or subsection of this Agreement;

(i)            all references to statutes or regulations are deemed to refer to those statutes and regulations as amended from time to time up to the date of this Agreement or the Closing Date (as applicable); and

(j)            when calculating the period of time before which, within which, or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and, if the last day of such period is not a Business Day, then the period in question shall end on the next Business Day.

1.3          Mutual Negotiation.  The parties have participated jointly in the negotiation and drafting of this Agreement and, if an ambiguity or question of intent or interpretation arises, it is the intent of the parties that this Agreement shall be construed as jointly drafted by the parties and that no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

PURCHASE AND SALE OF ASSETS; ASSUMPTION OF CERTAIN LIABILITIES

2.1          Purchase and Sale of Assets.  Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, grant, convey, assign, transfer, and deliver to Buyer, and Buyer shall (and Parent shall cause Buyer to) purchase from Seller, free and clear of any

Encumbrance or adverse claim of any kind whatsoever (other than Permitted Encumbrances), all of Seller’s right, title, and interest in and to all of Seller’s properties and assets listed in clauses (a) through (n) of this Section 2.1 and all of Seller’s other properties and assets (the “Assets”), excluding the Excluded Assets, which Excluded Assets shall not constitute Assets.

(a)           The real property leases listed on Schedule 2.1(a) and all interests of Seller therein, including real estate fixtures, leasehold improvements, security and other deposits, common-area-maintenance refunds, adjustments, and other amounts now or hereafter payable to Seller under or in respect of such leases (the “Real Property Leases”).

(b)           All furniture, furnishings, equipment, hardware, motor vehicles, and other similar fixed assets, including those listed on Schedule 2.1(b).

(c)           All contracts, agreements, purchase orders, and statements of work with customers, all license agreements, vendor contracts, capital leases, and all other contracts and agreements, in each case including those listed on Schedule 2.1(c), to the extent assignable (the “Assigned Contracts”).

(d)           All Permits issued to or held by Seller, including those listed on Schedule 2.1(d), to the extent transferable.

(e)           All Books and Records of Seller, provided that Seller may retain copies of the originals of such Books and Records to the extent necessary for Seller to perform its obligations hereunder, under applicable laws, under its organizational documents, or to any third parties.

(f)            All prepaid expenses, deposits, and deferred items of Seller.

(g)           All accounts, accounts receivable, notes, and notes receivable of Seller, including (i) those that are not evidenced by instruments or invoices, whether or not they have been earned by performance or have been written off or reserved against as a bad debt or doubtful account, and (ii) all documents of title representing any of the foregoing and all right, title, security, and guaranties in favor of Seller with respect to any of the foregoing.

(h)           All prepayments by customers.

(i)            All domain names, web site content, databases, telephone numbers, and e-mail addresses, including those listed on Schedule 2.1(i).

(j)            All inventories of finished products, cases, instrument sets, tooling, work in process, raw materials, spare parts, and all other materials and supplies.

(k)           All of the Owned Intellectual Property and all of Seller’s rights in the Licensed Intellectual Property.

(l)            All joint venture equity interests.

(m)          All claims of Seller against third parties relating to the Assets, whether or not asserted before the Closing Date, including all claims with respect to warranties and guaranties of vendors.

(n)           Seller’s company name, goodwill and going-concern value.

2.2          Excluded Assets.  Notwithstanding Section 2.1, the Assets do not include the following (the “Excluded Assets”):

(a)           cash, cash equivalents, bank accounts, and marketable securities;

(b)           reimbursements owed to Seller for sales, use, value added, research and experimentation credits, and similar Taxes that have been paid by the Seller and Tax refunds, in each case to the extent relating to periods before the Closing Date;

(c)           any contract or agreement not disclosed in Section 4.14 or 4.17 of the Disclosure Schedule if such non-disclosure constitutes a misrepresentation under Section 4.14 or 4.17, unless Buyer shall give written notice to Seller that it deems such contract or agreement to constitute an Asset;

(d)           any agreement or contract creating indebtedness of Seller for borrowed money or for purchase money indebtedness for the acquisition by Seller of any business, or guarantying or securing any such indebtedness of others;

(e)           all personnel records related to any Hired Employee that Seller is not legally permitted to transfer to Buyer or of any employee or former employee of Seller not to be employed by Buyer;

(f)            Seller’s organizational documents, qualifications to conduct business as a foreign organization, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, general ledgers, tax returns, seals, minute books, unit transfer books, and similar documents of Seller relating to the organization, maintenance, and existence of Seller as an entity;

(g)           any other assets, rights, and properties set forth on Schedule 2.2(g); and

(h)           all rights of Seller under this Agreement and the Transaction Documents.

2.3          Assumed Liabilities.  Subject to the terms and conditions of this Agreement, at the Closing, Buyer shall assume the following Liabilities of Seller (the “Assumed Liabilities”):

(a)           Liabilities and obligations under the Assigned Contracts, but only to the extent that such Liabilities and obligations:

(i)            arise on or after the Closing Date;

(ii)           do not arise from or relate to any breach by Seller of any obligations under any provision of any of the Assigned Contracts; and

(iii)          do not arise from or relate to any event, circumstance, or condition occurring or existing before the Closing Date that, with notice, lapse of time, or both, would constitute or result in a breach of any obligations under any provision of any Assigned Contract.

(b)           All third-party accounts payable to the extent incurred in the Ordinary Course of Business.

2.4          Retained Liabilities.  Other than the Assumed Liabilities, Buyer shall not assume, or be deemed to have assumed or guaranteed, or otherwise be responsible for, any Liability, obligation, or claim of any nature of Seller, whether matured or unmatured, liquidated or unliquidated, fixed or contingent, known or unknown, or whether arising out of acts or occurrences before, on, or after the date hereof (collectively, the “Excluded Liabilities”).

2.5          Unassignable Contracts.  Notwithstanding anything to the contrary stated in this Agreement, if:

(a)           the assignment of any contract that would otherwise be an Assigned Contract without the approval, consent, or waiver of another party thereto would violate, conflict with, result in a breach or termination of, or constitute a default or event of default under (or an event that with due notice, lapse of time, or both, would constitute a default or event of default under), the terms of the contract or result in the creation of any Encumbrance (other than a Permitted Encumbrance) on any Asset or enable another party to the contract to terminate the contract or agreement or impose a penalty or additional payment obligations or accelerate any obligation of Seller or Buyer under the contract; and

(b)           all reasonably necessary approvals, consents, and waivers of all parties to the contract have not been obtained on or before the Closing Date in order to avoid the consequences set forth in Section 2.5(a);

then Buyer shall not be obligated to assume the contract (and if Buyer does not assume the contract, the contract shall not be included in the Assigned Contracts or the Assets at the Closing); provided that Buyer may, at its sole discretion, elect, by written notice to Seller, to assume the obligations and liabilities of Seller under the contract (to the extent the same would constitute Assumed Liabilities had such contract been included in the Assigned Contracts at the Closing) (but not the contract itself), in which event:

(i)            such obligations and liabilities (but not the contract itself) shall be included in the Assumed Liabilities, the claims, rights, and benefits of Seller arising under the contract or resulting therefrom (but not the contract itself) shall be included in the Assigned Contracts and transferred to Buyer hereunder, and any payments or other benefits received by Seller therefrom after the Closing shall immediately be transferred by Seller to Buyer; and

(ii)           after the Closing, Seller shall use all reasonable efforts to assist Buyer in attempting to obtain the necessary approvals, consents, and waivers and shall promptly execute all documents necessary to complete the transfer of the contract to Buyer if such approvals, consents, and waivers are obtained (whereupon such contract shall be included in the Assigned Contracts).

ARTICLE III

PURCHASE PRICE AND CLOSING

Subject to the terms and conditions of this Agreement, in reliance upon the representations, warranties, and covenants of Seller set forth in this Agreement, and in consideration for the purchase and sale of the Assets at Closing, Buyer shall assume the Assumed Liabilities and pay Seller the Total Purchase Price as set forth in this Article III.

3.1          Total Purchase Price.  The total purchase price for the Assets (the “Total Purchase Price”) shall be the Initial Purchase Price (as adjusted pursuant to Section 3.3) plus the Deferred Purchase Price.

3.2          Initial Purchase Price, Closing Payments and Share Delivery.

(a)           The Initial Purchase Price for the Assets shall be composed of the following:

(i)            $8.5 million in cash plus or minus an amount equal to 90% of the difference between the Final Month End Assets and the Final Month End Liabilities (the “Final Month End Net Worth”) (collectively, the “Closing Cash Payment”); and

(ii)           an amount in cash equal to the outstanding principal of and interest on the Bridge Notes and the Chase Note as of the Closing Date (the “Closing Debt Repayment”).

(b)           At Closing, Buyer shall:

(i)            deliver the Closing Cash Payment by wire transfer of immediately available funds to an account designated in writing by Seller two Business Days prior to the Closing Date; and

(ii)           deliver the Closing Debt Payment by wire transfer of immediately available funds to accounts designated in writing by the holders of the Bridge Notes and the Chase Note two Business Days prior to the Closing Date.

(c)           Within 10 Business Days after the Closing Date:

(i)            Seller shall deliver to Parent an amount in cash not to exceed $5.5 million, an investment letter, duly executed by Seller, in the form of Exhibit A (the “Seller Investment Letter”), and a joinder agreement to the Parent Stockholder Agreement, duly executed by Seller, in the form of Exhibit B (the “Joinder Agreement”); and

(ii)           Within 10 Business Days after the date on which it receives the executed Seller Investment Letter, Parent shall deliver a deed of issuance executed in accordance with the laws of the Netherlands evidencing the number of Common Shares equal to the Euro equivalent of the amount delivered under Section 3.2(c)(i) (determined by reference to the applicable exchange rate as of the date Parent receives the Seller Investment Letter and the accompanying cash payment contemplated under Section 3.2(c)(i), as reported in The Wall Street Journal) divided by €3.5628, rounded to the nearest whole share (the “Initial Common Shares”).

3.3          Net Worth Adjustment.

(a)           Following the Closing, the cash portion of the Initial Purchase Price shall be adjusted as provided in this Section 3.3 to reflect the difference between (i) the Closing Date Assets and the Closing Date Liabilities (the “Closing Date Net Worth”) and (ii) the Final Month End Net Worth.

(b)           Within 30 days following the Closing Date, Buyer shall deliver to Seller a statement setting forth the Closing Date Net Worth (the “Closing Net Worth Statement”).

(c)           The Closing Net Worth Statement shall become final and binding upon the parties on the 30th day following receipt thereof by Seller unless Seller gives a written notice of its disagreement (a “Notice of Disagreement”) to Buyer before that date.  The Notice of Disagreement must set forth in reasonable detail the nature of any disagreement with the Closing Net Worth Statement.  If a valid Notice of Disagreement is received by Buyer in a timely manner, then the Closing Net Worth Statement (as finally determined in accordance with clause (i) or (ii) below) shall become final and binding upon the parties on the earlier of (i) the date Buyer and Seller resolve in writing any differences they have with respect to all matters specified in the Notice of Disagreement or (ii) the date any disputed matters are finally resolved in writing by the Arbitrator.

(d)           During the 30-day period following the delivery of a Notice of Disagreement, Seller and Buyer shall seek in good faith to resolve in writing any differences that they may have with respect to any matter specified in the Notice of Disagreement.  If, at the end of such 30-day period, Seller and Buyer have not reached agreement on all such matters, then the matters that remain in dispute shall be promptly submitted to an independent public accounting firm mutually selected by Buyer and Seller in writing (the “Arbitrator”) for review and resolution.  The procedures for the arbitration shall be determined by the Arbitrator.  The parties shall use commercially reasonable efforts to cause the Arbitrator to render a decision resolving the matters in dispute within 30 days following completion of the submissions to the Arbitrator.

(e)           Buyer and Seller shall each pay one half of the fees and expenses of the Arbitrator.  Each party shall pay its own expenses incurred with respect to any submission to the Arbitrator.

(f)            Buyer shall give Seller (and its accountants, attorneys, and authorized representatives) reasonable access during regular business hours to the properties, books, records, and personnel of Buyer relating to the Assets solely for purposes of preparing, reviewing, and resolving any disputes relating to the Closing Net Worth Statement, but only if Seller enters into a customary confidentiality agreement with respect thereto.

(g)           If the Closing Date Net Worth reduced by the Final Month End Net Worth is a positive number, then Buyer shall, within two Business Days of the determination thereof, by wire transfer of immediately available funds, pay to Seller an amount in cash equal to the excess of the Closing Date Net Worth over the Final Month End Net Worth.

(h)           If the Closing Date Net Worth reduced by the Final Month End Net Worth is a negative number, then Seller shall, within two Business Days of the determination thereof, by wire transfer of immediately available funds, pay to Buyer an amount in cash equal to the excess of the Final Month End Net Worth over the Closing Date Net Worth.

3.4          Deferred Purchase Price.  Any amounts due and owing by Buyer to Seller pursuant to this Section 3.4 shall be the “Deferred Purchase Price.”  The Deferred Purchase Price shall be payable in two installments as follows:

(a)           On or before the end of the second full month following the Initial Revenue Period, Buyer shall pay to Seller an amount equal to two times the Revenues generated during the Initial Revenue Period (the “Initial Revenue Payment”).

(b)           On or before the end of the second full month following the Secondary Revenue Period, Buyer shall pay to Seller an amount equal to the excess of (i) the Revenues generated during the Secondary Revenue Period over (ii) the Revenues generated during the Initial Revenue Period (the “Secondary Revenue Payment” and, together with the Initial Revenue Payments, the “Revenue Payments”).

(c)           On or before the end of the second full month following the Initial Revenue Period or the Secondary Revenue Period, as applicable, Buyer shall deliver to Seller a calculation of the applicable Revenue Payment, certified by an officer of Buyer (a “Revenue Payment Statement”).

(d)           A Revenue Payment Statement shall become final and binding upon the parties on the 30th day following receipt thereof by Seller unless Seller gives a Notice of Disagreement to Buyer before that date.  The Notice of Disagreement must set forth in reasonable detail the nature of any disagreement with the Revenue Payment Statement.  If a valid Notice of Disagreement is received by Buyer in a timely manner, then the Revenue Payment Statement (as finally determined in accordance with clause (i) or (ii) below) shall become final and binding upon the parties on the earlier of (i) the date Buyer and Seller resolve in writing any differences they have with respect to all matters specified in the Notice of Disagreement or (ii) the date any disputed matters are finally resolved in writing by the Arbitrator.

(e)           During the 30-day period following the delivery of a Notice of Disagreement, Buyer and Seller shall seek in good faith to resolve in writing any differences that they may have with respect to any matter specified in the Notice of Disagreement.  If, at the end of such 30-day period, Buyer and Seller have not reached agreement on all such matters, then the matters that remain in dispute shall be promptly submitted to the Arbitrator for review and resolution.  The procedures for the arbitration shall be determined by the Arbitrator.  The parties shall use commercially reasonable efforts to cause the Arbitrator to render a decision resolving the matters in dispute within 30 days following completion of the submissions to the Arbitrator.

(f)            Buyer and Seller shall each pay one half of the fees and expenses of the Arbitrator.  Each party shall pay its own expenses incurred with respect to any submission to the Arbitrator.

(g)           Buyer shall give Seller (and its accountants, attorneys, and authorized representatives) reasonable access during business hours to the properties, books, records, and personnel of Buyer relating to the Assets solely for purposes of preparing, reviewing, and resolving any disputes relating to a Revenue Payment Statement, but only if Seller enters into a customary confidentiality agreement with respect thereto.

(h)           The Revenue Payments shall be payable as follows:

(i)            Following the fatal determination of the amount of each of the Initial Revenue Payment and the Secondary Revenue Payment, Buyer shall provide Seller with the report of the investment banking firm engaged to determine Fair Value as of the last day of the Initial Revenue Period and Secondary Revenue Period, as applicable.  Buyer shall use its Best Efforts to engage such investment banking firm a sufficient time in advance so that the events contemplated by this Section 3.4(h) are not materially delayed.

(ii)           Within five Business Days after the delivery of such report, Seller shall give Buyer a written notice (a “Share Purchase Election”) stating the amount of the applicable Revenue Payment (if any) that it will use to purchase Common Shares (as to a Revenue Payment, the “Share Portion”), and also designating the account into which such Revenue Payment is to be deposited.

(iii)          Within five Business Days after receipt of a Share Purchase Election, Buyer shall pay the full amount of the applicable Revenue Payment as specified in the Share Purchase Election by wire transfer of immediately available funds into the account designated by Seller for such purpose in the Share Purchase Election.

(iv)          Within 10 Business Days after receipt of a Share Purchase Election, Parent shall issue to Seller the number of Common Shares equal to (A) the applicable Share Portion divided by (B) the Fair Value as of the date of the final determination of the Initial Revenue Payment or the Secondary Revenue Payment, as applicable, rounded to the nearest whole share (such quotient, with respect to each Share Purchase Election, the “Subsequent Common Shares”) in exchange for a cash payment from Seller equal to the applicable Share Portion.

(v)           In the event of a Change of Control, Seller shall be offered the opportunity to receive any future Initial Revenue Payment or Secondary Revenue Payment in cash, in voting securities of the surviving or acquiring entity in a Business Combination giving rise to the Change of Control (or such entity’s direct or indirect parent), or both in the same proportions as received by Parent or its shareholders.

(i)            Buyer shall not be obligated to issue any Common Shares pursuant to Section 3.4(h) unless and until Seller executes and delivers to Buyer a Seller Investment Letter.  For the avoidance of doubt, Seller must execute and deliver a Seller Investment Letter for each Revenue Payment for which it elects to receive any portion of the payment in Common Shares.

3.5          Taxes.

(a)           Except as otherwise provided in this Agreement, (i) Seller shall be responsible for and pay all Taxes levied and imposed upon, or in connection with, the Assets before the Closing Date; (ii) Buyer shall be responsible for and pay all Taxes levied or imposed upon, or in connection with, the Assets on or after the Closing Date; and (iii) Seller and members of Seller, on the one hand, and Buyer, on the other hand, will each be responsible for their own income and franchise taxes, if any, arising from the transactions contemplated by this Agreement.

(b)           Seller shall be responsible for all transfer, sales, use, value added, and other similar Taxes, if any, arising out of, and all registration or recording fees, if any, applicable to, the transfer of the Assets to Buyer pursuant to this Agreement (“Transfer Taxes”).

(c)           Real and personal ad valorem property Taxes shall be allocated on the basis of the assessment dates relating to such Taxes, with the Seller responsible for (i) all such Taxes attributable to assessment dates that occur in years prior to the calendar year in which the Closing Date occurs, and (ii) a portion of such Taxes attributable to assessment dates that occur in the calendar year in which the Closing Date occurs equal to the amount of such Taxes for the entire assessment year multiplied by a fraction, the numerator of which is the number of calendar days in such assessment year prior to the closing Date and the denominator of which is the number of calendar days in the entire assessment year.  Buyer shall be responsible for (i) the remaining portion of real and personal ad valorem property Taxes attributable to assessment dates that occur in the calendar year in which the Closing Date occurs, and (ii) for such Taxes attributable to assessment dates that occur in years subsequent to the calendar year in which the Closing Date occurs.

3.6          Bulk Sales Compliance.  Buyer hereby waives, to the fullest extent permitted by law, compliance by Seller with the provisions of all laws based on the Uniform Commercial Code relating to bulk transfers in connection with the sale of the Assets.  Seller shall indemnify and hold harmless Buyer from and against all Liabilities and expenses (including reasonable attorneys’ fees) arising out of noncompliance with such bulk-transfer laws and any Liabilities of Buyer under the Tax laws of any state or country imposed on Buyer for Seller’s pre-Closing Taxes or as a result of succeeding to Seller as the owner of the Assets.

3.7          Closing.  The consummation of the purchase and sale of the Assets and the other transactions contemplated hereby (the “Closing”) shall take place at the offices of Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402 at 9:00 a.m. (Central Time) on or before the second Business Day after the satisfaction or waiver of the conditions in Articles VIII and IX, or at such other time, date, or place as the parties mutually agree.  The date on which the Closing occurs is referred to as the “Closing Date.” The Closing shall be deemed to have occurred at 12:01 a.m. (Central Time) on the Closing Date.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer, except as set forth in the Disclosure Schedule, as follows:

4.1          Organization of Seller.  Seller is a limited liability company duly organized and validly existing under the laws of the State of Indiana.  Seller is duly qualified or authorized to conduct business and is in good standing in each jurisdiction where such qualification or authorization is required because of the ownership of the Assets or the operation of its business as currently conducted, except for any jurisdiction where failure to be so qualified, authorized, or in good standing would not have a Material Adverse Effect on Seller.  Seller has full power and authority to carry on its business as currently conducted and to own and use the Assets, except where the failure to have such power and authority would not have a Material Adverse Effect on Seller.  Seller has provided to Buyer correct and complete copies of its operating agreement (or other organizational documents), as amended to date.

4.2          Authority; Approval by Owners.

(a)           Seller has all necessary organizational power and authority and has taken all actions necessary to enter into this Agreement and the Transaction Documents to which it is or will become a party, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder.  The board of directors and the requisite members of Seller have authorized Seller to enter into this Agreement and the Transaction Documents to which it is or will become a party, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder or thereunder in accordance with the operating agreement of Seller and all applicable laws.  This Agreement and each of the Transaction Documents to which Seller is or will become a party have been or will be duly and validly executed and delivered by Seller and constitute or will constitute legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general application affecting enforcement of creditors’ rights generally and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, regardless of whether enforcement is sought in a proceeding at law or in equity (collectively, “Enforcement Limitations”).

(b)           The required approval of this Agreement, the Transaction Documents to which Seller is or will become a party, and the transactions contemplated hereby and thereby by the members of Seller is (i) the approval of the board of directors of Seller, (ii) the approval of at the Class A Holders and the Class B Holders, acting as a single voting group, holding at least 60% of the aggregate of the Class A Units and Class B Units.

(c)           No additional proceedings on the part of Seller or its members are necessary to authorize this Agreement or the Transaction Documents to which Seller is or will become a party or to consummate the transactions contemplated hereby or thereby.

4.3          No Conflicts.  The execution and delivery by Seller of this Agreement and the Transaction Documents to which Seller is or will become a party do not, and the performance by Seller of its obligations under this Agreement, the Transaction Documents to which it is or will become a party, and the consummation of the transactions contemplated hereby and thereby will not:

(a)           conflict with or violate the operating agreement (or other organizational documents) of Seller;

(b)           conflict with, or result in a violation or breach of, any provision of any law, Order, Permit, statute, rule, or regulation applicable to Seller or the Assets;

(c)           conflict with, result (with or without notice or the lapse of time, or both) in a violation or breach of, or default under (or give rise to right of termination, cancellation, or acceleration under), require any notice to, or consent of, any Person under, or impose any penalty or additional payment obligations under, any note, bond, mortgage, deed of trust, indenture, license, contract, agreement, lease or other instrument or obligation to which Seller or Assets may be bound; or

(d)           result in an imposition or creation of any Encumbrance on any Asset.

4.4          Governmental Consents, Approvals, and Filings.  No consent, approval, or action of, filing with, or notice to, any Governmental Authority on the part of Seller is required in connection with the execution, delivery, and performance of this Agreement, the Transaction Documents to which Seller is or will become a party, or the consummation of the transactions contemplated hereby or thereby.

4.5          Capitalization.

(a)           Section 4.5(a) of the Disclosure Schedule contains a true and complete list as of the date hereof of the holders of the ownership interests in Seller, which are all of the ownership interests in Seller authorized and outstanding as of the date hereof.

(b)           There are no existing options, warrants, calls, rights, or other contracts or arrangements of any character to which Seller is a party requiring, and there are no securities of Seller outstanding that upon conversion or exchange would require, the issuance of any ownership interest in Seller or other securities convertible into, exchangeable for, or evidencing the right to subscribe for or purchase any ownership interest in Seller.  Neither Seller nor any other Person is a party to any voting trust or other contract or arrangement with respect to the voting, redemption, sale, transfer, or other disposition of the ownership interests in Seller.

4.6          Subsidiaries.  Seller does not have any subsidiaries, nor does Seller directly or indirectly own outstanding securities or other equity interests in any entity or organization.

4.7          Books and Records.  The Books and Records of Seller are accurate and adequate for the operation of the business of Seller after Closing consistent with the historical operations of the business of Seller prior to Closing.

4.8          Financial Statements.  Seller has previously made available to Buyer the Financial Statements.  The Financial Statements: (a) were prepared in accordance with the Books and Records of Seller, (b) present fairly in all material respects the financial condition and results of operations of Seller as of the dates thereof and for the periods covered thereby, and (c) have been prepared in accordance with GAAP applied on a consistent basis with the past practices of Seller throughout the periods involved.

4.9          Absence of Changes.  Since December 31, 2006, Seller has operated in the Ordinary Course of Business, and there has not been any adverse change or any event or development that has had a Material Adverse Effect on Seller.  Without limiting the generality of the foregoing, since December 31, 2006, Seller has not:

(a)           entered into any transaction except in the Ordinary Course of Business;

(b)           sold, leased, transferred, or assigned any material assets, tangible or intangible (other than sales of inventory in the Ordinary Course of Business);

(c)           entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 individually or $50,000 in the aggregate;

(d)           entered into any agreement or arrangement with any Affiliate;

(e)           accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 individually or in the aggregate;

(f)            granted any Encumbrance of any kind (other than a Permitted Encumbrance) upon any of the Assets;

(g)           made any capital expenditure (or series of related capital expenditures) involving more than $50,000 individually or $100,000 in the aggregate;

(h)           delayed or postponed the payment of accounts payable or other liabilities outside the Ordinary Course of Business, or otherwise changed in any material respect the practices of Seller with respect to the manner and timing of payment of accounts payable or the collection of accounts receivable;

(i)            canceled, compromised, waived, or released any right or claim (or series of related rights and claims) involving more than $5,000 individually or $10,000 in the aggregate;

(j)            granted any license, sublicense, or waiver of, or any covenant not to sue based on, any rights under or with respect to any Intellectual Property, other than licenses or sublicenses granted under contracts and agreements with customers in the Ordinary Course of Business;

(k)           experienced any material damage, destruction, or loss (whether or not covered by insurance);

(l)            entered into any employment contract or collective bargaining agreement, written or oral, or any other legally enforceable oral or written employment-related promise, except for such employment contracts as may be terminable at will by Seller upon not more than 30 days’ notice without cost or other obligation, or modified the terms of any such existing contract or agreement;

(m)          granted any increase in the base compensation or changed any other material term of employment of any of its employees;

(n)           made any Tax election or settled or compromised any federal, state, local, or foreign income Tax liability;

(o)           paid, discharged, or satisfied any claims, liabilities, or obligations (absolute, accrued, asserted or unasserted, contingent, or otherwise) outside of the Ordinary Course of Business involving more than $10,000 individually or in the aggregate;

(p)           revalued any of the Assets;

(q)           returned any deposits or received requests to return any deposits in connection with, or any cancellation or threatened cancellation of, any contract;

(r)            changed any accounting methods or principles;

(s)           substantially changed its number of employees;

(t)            adopted any Employee Benefit Plan, or adopted any amendment to any Employee Benefit Plan, other than an amendment that was required to maintain the qualified status of an Employee Benefit Plan under Section 401(a) of the Code (if applicable); or

(u)           agreed to do any of the things described in the preceding clauses (a) through (t) (other than agreements with Parent or Buyer regarding the transactions contemplated by this Agreement).

4.10        No Undisclosed Liabilities.  Seller has no Liabilities, other than:

(a)           Liabilities disclosed on the Unaudited Balance Sheet;

(b)           Liabilities incurred after the date of the Unaudited Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, or relates to any breach of contract, breach of warranty, tort, infringement, or violation of law, and none of which has had, or could reasonably be expected to have, a Material Adverse Effect on Seller);

(c)           Liabilities under Assigned Contracts that constitute Assumed Liabilities; and

(d)           the Excluded Liabilities, which are being retained by Seller.

4.11        Assets.

(a)           Section 4.11(a) of the Disclosure Schedule contains a complete and accurate Schedule identifying and specifying the location of all fixed assets of material value constituting Assets, including furniture, furnishings, equipment, hardware, motor vehicles, and other similar fixed assets.  Seller has good and marketable title to, or, if a leasehold interest is disclosed in the Disclosure Schedule (or is not required to be disclosed in the Disclosure Schedule to avoid a misrepresentation hereunder), a valid leasehold interest in, all of the Assets, free and clear of all Encumbrances, except Permitted Encumbrances.  The Assets constitute all property of any nature used in, related to, necessary for, or arising from the operation of Seller’s business as currently conducted (other than the Excluded Assets), and the Assigned Contracts are the only contracts and agreements used in, related to, necessary for, or arising from Seller’s business.  All tangible personal property included in the Assets is in good operating condition and repair, ordinary wear and tear excepted, and all such tangible personal property is in the possession of Seller.

(b)           Seller’s inventory consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is salable, none of which is obsolete, damaged, or defective, and all but $50,000 of which is not slow moving.

4.12        Employee Benefit Plans.

(a)           Section 4.12(a) of the Disclosure Schedule contains a true, complete and current list of all Employee Benefit Plans.  Seller has made available to Buyer:

(i)            a copy of the current version of each Employee Benefit Plan;

(ii)           the current summary plan description for each Employee Benefit Plan for which a summary plan description is required, including any summaries of material modifications thereto;

(iii)          each trust agreement, insurance policy, or other instrument associated with an Employee Benefit Plan or relating to the funding of an Employee Benefit Plan;

(iv)          copies of the most recent determination letter issued by the Internal Revenue Service with respect to each Employee Benefit Plan that is intended to be qualified plan under Section 401(a) of the Code; and

(v)           if the Employee Benefit Plan is required to file an annual report (e.g., Form 5500 Series) with any Governmental Authority, copies of the annual reports for the three most recent plan years including all accompanying schedules.

(b)           Seller has never maintained or made any contributions to or been required to make any contributions to any Employee Benefit Plan that is subject to Title IV of ERISA, Section 302 of ERISA, or Section 412 of the Code.

(c)           Seller has never maintained or made any contributions to or been required to make any contributions to any Employee Benefit Plan for Employees in any country other than the United States.

(d)           Seller is not bound by any collective bargaining or labor agreement, or any individual employment contract or agreement, to maintain any Employee Benefit Plan.

(e)           No Employee Benefit Plan that is a welfare benefit plan (as defined in Section 3(1) of ERISA) provides benefits to any former employee of Seller or beneficiaries or dependents thereof, except as required under Section 4980B of the Code.

(f)            Each Employee Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a current favorable determination letter from the Internal Revenue Service recognizing its tax-favored status, and to the Knowledge of Seller nothing has occurred, whether by action or failure to act, that could adversely affect such Employee Benefit Plan’s qualified status.

(g)           All contributions (including all employer contributions and employee salary reduction contributions, if any) that are due have been made within the time period required by ERISA and the Code to each Employee Benefit Plan.

(h)           Each Employee Benefit Plan has been maintained, operated and administered in accordance with its terms and all applicable laws.  There has been no non-exempt prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) that has occurred involving any Employee Benefit Plan.  Since January 1, 2005, each Employee Benefit Plan that is subject to Section 409A of the Code and each grant, award, or deferral of compensation thereunder has been operated in compliance with the requirements of Section 409A of the Code and applicable guidance thereunder based on a good faith reasonable interpretation of Section 409A of the Code such that no taxes could be imposed under Section 409A of the Code on any service provider to Seller or any of its Affiliates.

(i)            There are no pending or, to the Knowledge of Seller, threatened claims by or on behalf of any Employee Benefit Plan, by any participant or beneficiary covered under any Employee Benefit Plan (other than routine claims for benefits), or otherwise involving any Employee Benefit Plan.  There are no inquiries or proceedings pending or, to the Knowledge of the Seller, threatened by the Internal Revenue Service, the U.S. Department of Labor, or any other Governmental Authority.

(j)            Section 4.12(j) of the Disclosure Schedule lists all obligations that Seller will have to make severance, deferred compensation, or other payments to employees or former employees, and all obligations that Seller or any controlled group member will have to fund or further fund any deferred compensation arrangement that has previously been unfunded or only partially funded, that arise as a result of the transaction contemplated by this Agreement.

(k)           Section 4.12(k) of the Disclosure Schedule contains a complete and accurate list of the M&A Qualified Beneficiaries as of date of this Agreement, and Seller shall supplement such list to be complete and accurate as of the Closing Date.

4.13        Real Property.

(a)           Seller does not own nor has it ever owned any real property.  Except for the Real Property Leases, there are no leases, subleases, or other agreements under which Seller uses, occupies, or has the right to use or occupy, now or in the future, any real property.

(b)           Section 4.13 of the Disclosure Schedule contains a complete and accurate description of the land, buildings, and other improvements covered by the Real Property Leases (the “Leased Real Property”).

(c)           Seller has made available to Buyer a correct and complete copy of each Real Property Lease and any amendments, subordinations, estoppels, or other documents relating thereto.

(d)           To Seller’s Knowledge, the use and occupancy by Seller of the Leased Real Property is in compliance in with all applicable laws, statutes, Orders, ordinances, and regulations, without reliance on any variance or other special limitation or conditional or special use permit.

4.14        Intellectual Property.

(a)           Section 4.14(a) of the Disclosure Schedule contains a true, complete, and current list of all Owned Intellectual Property and all Licensed Intellectual Property.  Seller owns all right, title, and interest in and to each item of Owned Intellectual Property, free and clear of any Encumbrance (other than Permitted Encumbrances), and without an obligation to pay any royalties, license fees or other amounts to any Person.  Seller’s ownership of or license to the items listed or required to be listed in Section 4.14(a) of the Disclosure Schedule has been properly recorded (including (i) within the time periods set forth in the applicable laws, rules, or regulations that are required or recommended for achieving the maximum available benefit to the assignee/licensee and (ii) for all copyrights, in the manner required to give constructive notice under 17 U.S.C. § 205(c)) at the relevant patent, copyright, trademark, or other authority in all applicable jurisdictions).  The Owned Intellectual Property and the Licensed Intellectual Property

constitute all of the Intellectual Property used by Seller in connection with its business as currently conducted.

(b)           Section 4.14(b) of the Disclosure Schedule lists all proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world), arbitrator, mediator, or other dispute-resolving entity related to any Owned Intellectual Property or, to Seller’s Knowledge, any Licensed Intellectual Property. No Owned Intellectual Property or product or service of Seller, or, to Seller’s Knowledge, any Licensed Intellectual Property, is subject to any proceeding (excluding ex parte proceedings before examiners (i.e., not appeals) involving applications and rulemaking and similar administrative proceedings broadly applicable to similar intellectual property) or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Seller, or that may affect the validity, use, or enforceability of the Owned Intellectual Property or the Licensed Intellectual Property.

(c)           Each item of Owned Intellectual Property is, and to Seller’s Knowledge, each item of Licensed Intellectual Property exclusively licensed to Seller is, valid, enforceable, and subsisting.  For each item of Intellectual Property listed or required to be listed in Section 4.14(a) of the Disclosure Schedule, all necessary registration, prosecution, maintenance, and renewal fees due and payable within 60 days following the Closing Date have or will have been made, and all necessary documents and certificates in connection therewith have or will have been filed with the relevant patent, copyright, trademark, or other authority in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Intellectual Property.

(d)           Except as set forth in Section 4.14(d) of the Disclosure Schedule, (i) Seller has the exclusive and protectable right, throughout the United States, to use each Key Trademark in connection with its business and to prevent all other Persons from using any confusingly similar marks (except for uses permitted in accordance with trademark licenses disclosed in Section 4.14(e) of the Disclosure Schedule), and (ii) to the Knowledge of Seller there are no limitations, defects or other circumstances or threats, pending or reasonably foreseeable, that could reasonably be expected to cause the invalidity, unenforceability or other loss of any Key Trademarks.

(e)           To the extent that any work, invention, data, information, or material has been developed or created by a third party for Seller, Seller has a written contract with the third party with respect thereto, and Seller thereby has obtained, throughout the world, ownership of, and is the exclusive owner of, or has a valid license to use pursuant to a contract disclosed in Section 4.14(e) of the Disclosure Schedule, all Intellectual Property in such work, material, data, information, or invention by such contract, by operation of law, or by valid assignment.

(f)            Section 4.14(f) of the Disclosure Schedule lists all contracts, licenses, covenants not to sue, and agreements to which Seller is a party that are currently in effect (i) with respect to Intellectual Property licensed or offered to any third party or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to

Seller other than non-negotiated licenses of off-the-shelf commercially available software.  The contracts, licenses, covenants not to sue, and agreements listed in Section 4.14(f) of the Disclosure Schedule are in full force and effect.  The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of those contracts, licenses, covenants not to sue, and agreements.  Seller is in compliance with, and has not breached any term of, any of those contracts, licenses, covenants not to sue, and agreements and, to the Knowledge of Seller, all other parties to those contracts, licenses, covenants not to sue, and agreements are in compliance with, and have not breached any term of, those contracts, licenses, covenants not to sue, and agreements.  Following the Closing, Buyer will be permitted to exercise all of Seller’s rights under the contracts, licenses, covenants not to sue, and agreements listed in Section 4.14(f) of the Disclosure Schedule to the same extent that Seller would have been able had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties, or payments that Seller would otherwise be required to pay.

(g)           Section 4.14(g) of the Disclosure Schedule lists all contracts, licenses, and agreements between Seller and any third party wherein or whereby Seller has agreed to, or assumed, any obligation or duty to warrant, indemnify, hold harmless, or otherwise assume or incur any obligation or liability with respect to the infringement, misappropriation, or other violation by Seller or such third party of the Intellectual Property of any third party.

(h)           The operation of Seller’s business as currently conducted does not infringe, misappropriate, or otherwise violate the Intellectual Property rights of any third party or constitute unfair competition or unfair trade practices under the laws of any jurisdiction.  Since January 1, 2000, there have been no allegations, claims, or threats pertaining to any of the foregoing, any communications from any other Person asserting any of the foregoing, any communications from any other Person inviting license discussions regarding any of the foregoing, or any exposure assessments or opinions performed by or provided to Seller regarding any of the foregoing, that have made against or that have involved Seller, or to the Knowledge of Seller that have made against or that have involved any client or customer of Seller, related to any product or service provided by Seller.

(i)            To the Knowledge of Seller, no Person is infringing, misappropriating, or otherwise violating any Owned Intellectual Property or any of Seller’s exclusive rights to any Licensed Intellectual Property.  Seller has not made any allegations, claims, or threats against any Person alleging infringement, misappropriation, or other violation of any Owned Intellectual Property or any of Seller’s exclusive rights to any Licensed Intellectual Property.  Seller has complied with the notice and marking requirements for the Intellectual Property necessary and sufficient for Seller to obtain the benefit of all available statutory remedies against third parties.

(j)            Seller has taken reasonable steps to protect its rights in its confidential information and trade secrets included in the Owned Intellectual Property or the Licensed

Intellectual Property and any trade secrets or confidential information of third parties provided to Seller.  Without limiting the foregoing, Seller has and enforces a policy requiring each partner, employee, and contractor with access to any Owned Intellectual Property or Licensed Intellectual Property to execute a proprietary information/confidentiality/assignment of inventions contracts in Seller’s standard form, which form has been made available to Buyer (“Employee Agreements”), and all current and former Employees and contractors of Seller have executed such a contract without exception or modification.  Seller has vigorously enforced all Employee Agreements.  No Seller nor any employee or consultant of Seller has caused any of Seller’s trade secrets or confidential information included in the Owned Intellectual Property or the Licensed Intellectual Property to become part of the public knowledge or literature, nor has Seller or any of the partners, employees, or consultants of Seller permitted any such trade secrets or confidential information to be used, divulged or appropriated for the benefit of Persons to the material detriment of Seller.  Seller’s records include sufficient documentation of the know-how and trade secrets, such as manufacturing and engineering plans, blueprints, designs, process instructions, formulae, quality assurance protocols and procedures and the like, to enable persons who are reasonably skilled and proficient in the relevant subject matter to continue the same in the ordinary course of business without unreasonable delay, expense, or reliance on the memory of any individual.

(k)           Seller does not use any proprietary computer software developed by or for Seller in its business as currently conducted.

4.15        Litigation; Disputes.  There are no Actions or Proceedings pending or to the Knowledge of Seller threatened, and, to the Knowledge of Seller, no claims have been asserted against or with respect to (a) Seller or the Assets, (b) the execution or delivery of this Agreement, (c) any Employee relating to or arising out of the Employee’s work for or employment by Seller, or (d) the performance of the transactions contemplated by this Agreement.

4.16        Compliance with Law.  Seller is in material compliance with all applicable laws, statutes, Orders, ordinances, and regulations, whether federal, state, local, or foreign.  Seller has not received notice to the effect that Seller is not in material compliance with any of such laws, statutes, Orders, ordinances, or regulations.  Seller is not in default with respect to any Order, and there are no unsatisfied judgments against Seller.

4.17        Contracts.

(a)           Section 4.17 of the Disclosure Schedule sets forth a list of the following contracts and agreements (whether written or oral) to which, as of the date hereof, Seller is a party or to which any of the Assets is subject (“Material Contracts”):

(i)            agreement for the sale or license of, or grant of any third-party interest in, any Assets by Seller;

(ii)           non-competition agreement;

(iii)          agreement containing any provisions requiring Seller to indemnify or act as guarantor for any other person or to reimburse any maker of a letter of credit or banker’s acceptance;

(iv)          note, debenture, mortgage, indenture, deed of trust, security agreement, purchase money agreement, conditional sales contract, capital lease or other instrument evidencing or securing indebtedness or any sale-leaseback arrangement pertaining to any Real Property or to equipment that is a part of the Assets;

(v)           joint venture or similar agreement;

(vi)                           Real Estate Lease or agreement granting any Person any lease, sublease, or other interest, legal or equitable, in the Leased Real Property;

(vii)        agreement with any director, officer, manager, or Affiliate;

(viii)                     agreement with any supplier for the purchase of inventory, supplies, or products (excluding any purchase order entered into in the Ordinary Course of Business on an order-by-order basis, unless the amount thereof exceeds $25,000);

(ix)                             agreement, purchase order, or statement of work for the sale or license of products or services to any customer, excluding any purchase order or statement of work entered into in the Ordinary Course of Business on an order-by-order basis, unless the amount thereof exceeds $50,000;

(x)                                leases of tangible personal property involving expenditures in excess of $25,000 per year or $100,000 over the term of the lease;

(xi)                         agreement for capital expenditures the unpaid obligations of Seller under which exceed $50,000 per agreement or $100,000 in the aggregate for all such agreements;

(xii)                          contract for advertising, promotional services, or web site design or hosting;

(xiii)                       agreement to pay or receive any royalty or license fee or to license (either as licensor or licensee) any Intellectual Property, except for licenses by Seller from another Person of commercially available off-the-shelf software entered into in the Ordinary Course of Business;

(xiv)                      employment, severance, or change-of-control agreement or any agreement otherwise providing for the payment of any cash or other compensation or benefits upon consummation of the transactions contemplated hereby;

(xv)         agreement pursuant to which Seller purchases consulting services or engages any independent contractor;

(xvi)        agreement containing any form of most-favored pricing provision;

(xvii)       agreement for the acquisition or disposition of a business; and

(xviii)      agreement that was not entered into in the Ordinary Course of Business.

(b)           Seller has made available to Buyer true and complete copies of each Material Contract (or, to the extent that a Material Contract is oral, an accurate description of the terms thereof).  Each Material Contract is in full force and effect and constitutes a legal, valid, and binding agreement, enforceable in accordance with its terms (as limited by the Enforcement Limitations), of each party thereto.  Seller has performed in all material respects all of its required obligations under, and is not in material violation or breach of or default under, either or without with the lapse of time, giving or notice, or both, the Material Contract.  No other party to any Material Contract is in violation or breach of or default under, either or without with the lapse of time, giving of notice, or both, the Material Contract, as the case may be.  Seller has received no prepayments under any Material Contract for services that have not been fully performed or goods that have not been supplied.

4.18        Environmental Matters.  Seller operates (and has always operated) in material compliance with all Environmental Laws, and Seller has no material unpaid liability under any Environmental Laws.  Neither the closing of the transaction contemplated by this Agreement nor the acquisition of the Assets by Buyer will result in the imposition of any material liability on Buyer pursuant to any Environmental Law.  To the Knowledge of Seller, there are no past or present actions, activities, circumstances, conditions, events, or incidents arising from the operation, ownership, or use of any property currently or formerly owned, operated, or used by Seller (including the release, emission, discharge, or disposal of any Material into the Environment) that would reasonably be expected to (a) result in the incurrence of costs under any Environmental Law or (b) form the basis of any Environmental Notice against or with respect to Seller, any Assets, or any Person whose liability for any Environmental Notice may have been retained or assumed by, or could be imputed or attributed to, Seller or any Assets.  Seller has made available to Buyer true and complete copies of any environmental reports in its possession or control related to the operation of its business or the condition of any of the Leased Real Property.

4.19        Accounts Receivable.  The accounts receivable (and all other receivables) shown on the Unaudited Balance Sheet and all receivables acquired or generated since the date of the Unaudited Balance Sheet are bona fide receivables and represent amounts due with respect to actual, arm’s-length transactions entered into in the Ordinary Course of Business, and are legal, valid, and binding obligations of the obligors.

4.20        Insurance.  Seller has in force property and casualty insurance on all Leased Real Property to the extent Seller is obligated to maintain such insurance under the Real Property

Leases and on all tangible personal property constituting Assets and on the operation of its business, as set forth and summarized in Section 4.20 of the Disclosure Schedule.  All required premiums have been paid with respect to such policies.

4.21        Tax Matters.

(a)           Seller has, or will have, timely filed with the appropriate federal, state, local, and foreign taxing authorities all Tax Returns required to be filed before the Closing Date.  Such Tax Returns are, or will be, true and complete in all material respects.  Seller has paid in full, or has made provision in the Unaudited Balance Sheet for, all Taxes that are due or claimed to be due by any Governmental Authority.  The reserves for such Taxes reflected in the Unaudited Balance Sheet are sufficient for payment in full of all unpaid Taxes (whether or not currently disputed) through the date thereof.  Seller has incurred no liability for Taxes other than in the Ordinary Course of Business since the date of the Unaudited Balance Sheet.  There are no liens for Taxes upon the Assets.

(b)           No claim has ever been made, orally or in writing, by any Governmental Authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c)           Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any partner, employee, independent contractor, creditor, or other third party.

(d)           Section 4.21(d) of the Disclosure Schedule lists all federal, state, local, and foreign Tax Returns filed with respect to Seller for taxable periods ended on or after December 31, 2004, indicating those Tax Returns that have been audited or that currently are the subject of an audit, action, or proceeding.  Seller has made available to Buyer correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies filed, or assessed against and agreed to, by Seller since December 31, 2004.

4.22        Labor and Employment Relations.

(a)           No Employee has expressed any intention not to become an employee of Buyer if offered such employment.  Seller has not encouraged any Employee not to work for Buyer or disparaged Buyer to any Employee.

(b)           Seller is not a party to or bound by any collective bargaining agreement with any labor organization, group, or association covering any of it employees.  To the Knowledge of Seller, no union representation elections relating to Seller’s employees have been scheduled by any Governmental Authority, no organizational effort is being made with respect to any of such employees, and there is no investigation of Seller’s employment policies or practices by any Governmental Authority pending or threatened.  Seller is not currently involved in, or since January 1, 2005 has been involved in, labor negotiations with any unit or group seeking to become the bargaining unit for any employees.  Seller is not experiencing, nor or since January 1, 2005 has experienced, any work stoppages and, to the Knowledge of Seller, no work stoppage has been threatened or is planned.

(c)           Seller has complied in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, discrimination against race, color, national origin, religious creed, physical or mental disability, sex, age, ancestry, medical condition, marital status, or sexual orientation, and the withholding and payment of social security and other Taxes.  There are no pending or, to the Knowledge of Seller, threatened charges of unfair labor practices or of employment discrimination, wrongful retaliation, or any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by Seller.

(d)           No Employee of Seller is subject to a non-competition restriction limiting such Employee’s ability to be employed by Buyer in the same capacity as such Employee is currently employed by Seller.

(e)           Seller has not engaged in any workforce reduction or other action related to any Employee that has resulted or could result in liability under the Worker Adjustment and Retraining Notification Act of 1988 or under any comparable law or regulation of a state or a foreign jurisdiction, and Seller has not issued any notice that any such action is to occur in the future.

4.23        Permits.  Section 4.23 of the Disclosure Schedule contains a true and complete list of all Permits used in, related to, or necessary for Seller’s business or the ownership or operation of the Assets.  All such Permits are currently effective and valid and have been validly issued.  No additional Permits are necessary to enable Seller to conduct its business in material compliance with all applicable federal, state, and local laws, statutes, Orders, and regulations.  Neither the execution, delivery, and performance of this Agreement nor the mere passage of time will have any effect on the continued validity or sufficiency of such Permits, nor will any additional Permits be required by virtue of the execution, delivery, or performance of this Agreement to enable Buyer to conduct the business of Seller after the Closing as currently conducted.  There is no pending or, to the Knowledge of Seller, threatened, Action or Proceeding by any Governmental Authority that could adversely affect the Permits.

4.24        Material Customers.  Section 4.24 of the Disclosure Schedule contains a list of Seller’s top 20 customers from May 1, 2006 through December 31, 2006 (based on revenues for such period).  Except in connection with the completion of the project or the work under the applicable arrangement, no such customer has:

(a)           canceled or otherwise terminated, or to the Knowledge of Seller threatened, verbally or in writing, to cancel or otherwise terminate, its relationship with Seller; or

(b)           since May 1, 2006:

(i)            decreased materially, or threatened to decrease or limit materially, its purchase of Seller’s products;

(ii)           notified Seller of any material change in its arrangements with Seller; or

(iii)          notified Seller that it intends to cease purchasing or significantly reduce its level of business with Seller.

4.25        Brokers.  Buyer will have no obligation to pay any of the fee of any broker, finder, investment banker, or financial adviser in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of Seller.

4.26        Transactions with Affiliates.  Except as disclosed in Section 4.26 of the Disclosure Schedule, and except with respect to any amounts to be repaid or contracts and agreements to be terminated at the Closing:

(a)           Seller has no liabilities for indebtedness for borrowed money owing to any of its members or any officer or Affiliate; and

(b)           no member of Seller and no consultant, Employee, or Affiliate of Seller now has, or on the Closing Date will have, any liability for any indebtedness for borrowed money owing to any member of Seller.

4.27        Powers of Attorney.  Seller has not granted any power of attorney to any Person for any reason.

4.28        Regulatory Matters.

(a)           There have been no notices, citations, warnings, or decisions by any Governmental Authority that any product produced, manufactured, or marketed at any time by Seller (collectively, the “Products”) is defective or fails to meet any applicable standards promulgated by such Governmental Authority.  Seller is in compliance with the laws, regulations, policies, procedures, and specifications applicable to it with respect to the design, manufacture, labeling, testing, and inspection of the Products, and the operation of manufacturing facilities, promulgated by any Governmental Authority that has jurisdiction over the design, manufacture, labeling, testing, and inspection of the Products and the operation of Seller’s manufacturing facilities.  There have been no recalls, field notifications, or seizures ordered or, to the Knowledge of Seller, threatened by any Governmental Authority with respect to any of the Products, and Seller has not independently engaged in such recalls or field notifications.

(b)           Seller has obtained, in all countries where Seller has marketed the Products, all applicable Permits required to be obtained by it by Governmental Authorities in such countries regulating the safety, effectiveness, and market clearance of the Products.

(c)           Neither Seller nor, to the Knowledge of Seller, any of its Employees or representatives, has engaged in any activities that are prohibited under federal Medicare and Medicaid statutes or equivalent state statutes or regulations, including knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, in cash or in kind, or offering to pay such remuneration (i) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid.

4.29        Product Warranty; Product Liability.

(a)           Each Product has been in conformity with all applicable contractual commitments and all express and implied warranties, and Seller has no liability (and to the Knowledge of Seller no claim has been threatened alleging any such liability) for replacement or repair thereof or other damages in connection therewith.  Section 4.29(a) of the Disclosure Schedule includes copies of Seller’s standard terms and conditions of sale or lease (containing applicable guaranty, warranty, and indemnity provisions).  No Product is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease set forth in Section 4.29(a) of the Disclosure Schedule, except as imposed by law.

(b)           Seller has no liability and there is no pending claim (and to the Knowledge of Seller no claim has been threatened alleging any such liability) arising out of any injury to the individual or property as a result of the ownership, possession, or use of any Product.

4.30        Accredited Investor Status.  To Seller’s Knowledge, all members of Seller are Accredited Investors, as such term is defined in rules and regulations of the SEC.

4.31        Full Disclosure.  No statements by Seller contained in this Agreement, in the Disclosure Schedule, or in any Transaction Document to which Seller is or will become a party contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, when taken as a whole, not misleading in light of the circumstances under which they were made.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

Parent and Buyer jointly and severally represent and warrant to Seller as follows:

5.1          Organization.  Each of Parent and Buyer is an organization duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization.  Parent’s prior legal name was “TMG B.V.,” which was subsequently changed to “Tornier B.V.” The organizational structure of Parent and its material subsidiaries as of the date hereof is as set forth in Schedule 5.1.  The Articles of Association of Parent and the Certificate of Incorporation of Buyer previously provided to Seller are in full force and effect and have not be amended or rescinded in any respect.  Buyer has no by-laws in effect as of the date hereof.

5.2          Authority.  Each of Parent and Buyer has all necessary organizational power and authority and has taken all actions necessary to enter into this Agreement and the Transaction

Documents to which it is or will become a party, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder.  No other proceedings on the part of Parent, Buyer, or any of their stockholders or members are necessary to authorize this Agreement and the Transaction Documents to which Parent or.  Buyer is or will become a party or to consummate the transactions contemplated hereby or thereby.  This Agreement and each of the Transaction Documents to which Parent or Buyer is or will become a party have been or will be duly and validly executed and delivered by whichever of Parent and Buyer is or is contemplated hereunder to be a party thereto, and constitutes or will constitute a legal, valid, and binding obligation of Parent and Buyer, as the case may be, enforceable against such Person in accordance with their terms except as limited by the Enforcement Limitations.

5.3          No Conflicts.  The execution and delivery by Parent and Buyer of this Agreement and the Transaction Documents to which Parent or Buyer is or will become a party, do not, and the performance by Parent and Buyer of their obligations under this Agreement and such Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not:

(a)           conflict with or violate the certificate of incorporation or bylaws of Buyer or the organizational documents of Parent;

(b)           conflict with, or result in a violation or breach of, any provision of any law, Order, Permit, statute, rule, or regulation applicable to Parent or Buyer; or

(c)           conflict with, result (with or without notice or the lapse of time, or both) in a violation or breach of, or default under (or give rise to right of termination, cancellation, or acceleration under), require any notice to, or consent of, any Person under, or impose any penalty or additional payment obligations under, any note, bond, mortgage, deed of trust, indenture, license, contract, agreement, lease or other instrument or obligation to which Parent or Buyer or any of their material assets may be bound; or

(d)           trigger (with or without notice or the lapse of time, or both) rights or obligations on the part of any Person with respect to any debt or equity of Parent.

5.4          Governmental Consents, Approvals, and Filings.  No consent, approval, or action of, filing with, or notice to, any Governmental Authority on the part of Parent or Buyer is required in connection with the execution, delivery, and performance of this Agreement or the Transaction Documents to which Parent or Buyer is or will become a party or the consummation of the transactions contemplated hereby or thereby.

5.5          Capitalization.

(a)           The authorized capital stock of Parent consists of 90,000,000 Common Shares.  As of the close of business on March 1, 2007, (i) 59,546,401 Common Shares were issued and outstanding, (ii) 10,227,885 Common Shares were subject to issuance upon conversion of a convertible note, and (iii) options to purchase an aggregate of 3,448,000 Common Shares were issued and outstanding.  All outstanding Common Shares have been duly authorized and validly issued and are fully paid, nonassessable, and free of preemptive rights.

(b)           As of the close of business on March 1, 2007, except as described in Section 5.5(a), there are no existing options, warrants, calls, rights, or other contracts or arrangements of any character to which Parent is a party requiring, and there are no securities of Parent outstanding that upon conversion or exchange would require, the issuance of any ownership interest in Parent or other securities convertible into, exchangeable for, or evidencing the right to subscribe for or purchase, any ownership interest in Parent.  Except for the Parent Stockholder Agreement and the Articles of Association of Parent, there will be at the Closing no restrictions applicable to the transfer of Common Shares by Seller or its members other than those set forth in the Joinder Agreement (including the form of adherence agreement attached thereto) to be signed and delivered by Seller prior to issuance of the Initial Common Shares and other than those imposed by applicable law.

(c)           As of the date hereof, Parent is not in discussions with respect to any acquisition transaction in which Parent or any of its Affiliates would issue any equity securities.

5.6          Parent Financial Statements.

(a)           Parent has previously made available to Seller the Parent Audited Financial Statements and the Parent Unaudited Financial Statements.

(b)           The Parent Unaudited Financial Statements were prepared in good faith in accordance with the Books and Records of Parent and its subsidiaries, but are subject to year-end audit adjustments.

5.7           Compliance with Law.  Parent and its subsidiaries are in material compliance with all applicable laws, statutes, Orders, ordinances, and regulations, whether federal, state, local, or foreign.  Neither Parent nor any of its subsidiaries has received notice to the effect that any of them is not in material compliance with any of such laws, statutes, Orders, ordinances, or regulations.  Neither Parent nor any of its subsidiaries is in default with respect to any Order, and there are no unsatisfied judgments against Parent or any of its subsidiaries.

5.8          Brokers.  Neither Parent nor Buyer has retained any broker, finder, investment banker, or financial adviser in connection with the transactions contemplated hereunder.  Seller will have no obligation to pay any of the fee of any broker, finder, investment banker, or financial adviser in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of Parent or Buyer.

5.9          The Shares.  When issued to Seller, the Initial Common Shares will be validly issued, fully paid, and non-assessable.  When issued to Seller pursuant to Section 3.4, any Common Shares issued in exchange for cash in connection with a Share Purchase Election will be validly issued, fully paid and non-assessable.

5.10        Full Disclosure.  No statements by Parent or Buyer contained in this Agreement or in any Transaction Document to which either of them is or will become a party contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, when taken as a whole, not misleading in light of the circumstances under which they were made.

5.11        Litigation; Disputes.  There are no Actions or Proceedings pending or to the Knowledge of Parent threatened, and, to the Knowledge of Parent, no claims have been asserted against or with respect to (a) Parent or Buyer, (b) the execution or delivery of this Agreement, or (c) the performance of the transactions contemplated by this Agreement that, in the case of clause (a) of this Section 5.11, would, if decided adversely to Parent or Buyer, have a Material Adverse Effect on Parent or Buyer.

5.12        Intellectual Property.  No Intellectual Property or product or service of Parent, or, to Parent’s Knowledge, any Intellectual Property licensed to or by Parent, is subject to any proceeding (excluding ex parte proceedings before examiners (i.e., not appeals) involving applications and rulemaking and similar administrative proceedings broadly applicable to similar intellectual property) or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Parent, or that may affect the validity, use, or enforceability of the such Intellectual Property or such licensed Intellectual Property, the aggregate effect of which would have a Material Adverse Effect upon Parent.  The operation of Parent’s business as currently conducted does not infringe, misappropriate, or otherwise violate the Intellectual Property rights of any third party or constitute unfair competition or unfair trade practices under the laws of any jurisdiction, the aggregate effect of which would have a Material Adverse Effect upon Parent.  To the Knowledge of Parent, no Person is infringing, misappropriating, or otherwise violating any Intellectual Property of Parent or any of Parent’s exclusive rights to any such licensed Intellectual Property, the aggregate effect of which would have a Material Adverse Effect upon Parent.

5.13        Regulatory Matters.

(a)           There have been no notices, citations, warnings, or decisions by any Governmental Authority that any product produced, manufactured, or marketed at any time by Parent (collectively, the “Parent Products”) is defective or fails to meet any applicable standards promulgated by such Governmental Authority which, if true, would have a Material Adverse Effect upon Parent.  Parent is in compliance with the laws, regulations, policies, procedures, and specifications applicable to it with respect to the design, manufacture, labeling, testing, and inspection of the Products, and the operation of manufacturing facilities, promulgated by any Governmental Authority that has jurisdiction over the design, manufacture, labeling, testing, and inspection of the Parent Products and the operation of Parent’s manufacturing facilities, the non-compliance with which would in the aggregate have a Material Adverse Effect upon Parent.  There have been no recalls, field notifications, or seizures ordered or, to the Knowledge of Parent, threatened by any Governmental Authority with respect to any of the Parent Products, and Parent has not independently engaged in such recalls or field notifications, the aggregate effect of which would have a Material Adverse Effect upon Parent.

(b)           Parent has obtained, in all countries where Parent has marketed the Parent Products, all applicable Permits required to be obtained by it by Governmental Authorities in such countries regulating the safety, effectiveness, and market clearance of the Parent Products, where the failure to obtain such Permits would in the aggregate have a Material Adverse Effect upon Parent.

5.14        Product Liability.  Parent has no liability and there is no pending claim (and to the Knowledge of Parent no claim has been threatened alleging any such liability) arising out of any injury to the individual or property as a result of the ownership, possession, or use of any Parent Product, the aggregate effect of which would have a Material Adverse Effect upon Parent.

5.15        Material Customers.  None of the largest ten customers of Parent (determined on the basis of the actual 2006 revenue) has (except as would not have a Material Adverse Effect on Parent):

(a)           canceled or otherwise terminated, or to the Knowledge of Parent threatened, verbally or in writing, to cancel or otherwise terminate, its relationship with Parent; or

(b)           since January 1, 2006:

(i)            decreased materially, or threatened to decrease or limit materially, its purchase of Parent’s products;

(ii)           notified Parent of any material change in its arrangements with Parent; or

(iii)          notified Parent that it intends to cease purchasing or significantly reduce its level of business with Parent.

5.16        Tax Matters.

(a)           Parent and Buyer are associations taxable as corporations under the Code.

(b)           Except as would not have a Material Adverse Effect on Parent:

(i)            Parent has, or will have, timely filed with the appropriate federal, state, local, and foreign taxing authorities all Tax Returns required to be filed before the Closing Date;

(ii)           such Tax Returns are, or will be, true and complete; and

(iii)          Parent has paid in full, or has made provision in the Parent Unaudited Financial Statements for, all Taxes that are due or claimed to be due by any Governmental Authority.

5.17        Material Contracts.

(a)           Neither Parent nor any Affiliate has entered into any agreement or understanding pursuant to which any Person will receive any material payment, other than the issuance of Common Shares on the same basis generally available to all shareholders of Parent, in connection with any public offering of Parent.

(b)           Except as would not have a Material Adverse Effect on Parent:

(i)            each contract to which Parent is a party is in full force and effect and constitutes a legal, valid, and binding agreement, enforceable in accordance with its terms (as limited by the Enforcement Limitations), of each party thereto;

(ii)           Parent has performed all of its required obligations under, and is not in violation or breach of or default under, either or without with the lapse of time, giving or notice, or both, any contract to which Parent is a party; and

(iii)          to the Knowledge of Parent, no other party to any contract to which Parent is a party is in violation or breach of or default under, either with or without the lapse of time, giving of notice, or both, of such contract.

ARTICLE VI
PRE-CLOSING COVENANTS

6.1          Access and Investigation.  From the date of this Agreement until the Closing, Seller, upon reasonable advance notice received from Buyer, shall:

(a)         afford Buyer and its employees, attorneys, accountants, consultants, and financial advisers (the “Buyer Representatives”) full and free access, during regular business hours and subject to restrictions under applicable law, to the personnel, properties, contracts, and Books and Records of Seller, such rights of access to be exercised in a manner that does not unreasonably interfere with Seller’s operations and with Buyer Representatives using their reasonable efforts to minimize any disruption to Seller’s business;

(b)        furnish the Buyer Representatives with copies of all such contracts, Books and Records, and other existing documents and data as they may reasonably request;

(c)         furnish the Buyer Representatives with such additional financial, operating, and other relevant data and information as they may reasonably request; and

(d)        otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer’s investigation of the properties, assets, and financial condition of Seller.

6.2          Interim Operations.  Without the prior written consent of Parent, from the date of this Agreement until the Closing Seller shall:

(a)           conduct its business only in the Ordinary Course of Business;

(b)           use reasonable efforts to keep available the services of Seller’s Employees and agents and maintain its relations and good will with suppliers, customers, landlords, creditors, Employees, agents, and others having business relationships with Seller;

(c)           confer with Parent before implementing operational decisions of a material nature;

(d)           otherwise report periodically to Parent concerning the status of business, operations, and finances;

(e)           make no material changes in management personnel, except upon the death, disability, or voluntary departure of existing management personnel;

(f)            subject to ordinary wear and tear, maintain the Assets in a state of repair and condition that is consistent with past practices;

(g)           to the extent within its control, keep in full force and effect, without amendment, all material rights relating to its business;

(h)           comply in all material respects with all contractual obligations;

(i)            continue in full force and effect the insurance coverage under the policies described in Section 4.20 of the Disclosure Schedule or substantially equivalent policies; and

(j)            maintain all Books and Records in the Ordinary Course of Business.

6.3          Negative Covenants.  Except as otherwise expressly permitted herein, from the date of this Agreement until the Closing, Seller may not, without the prior written consent of Parent:

(a)           take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 4.9 would be likely to occur;

(b)           declare, set aside, make, or pay any dividend or other distribution in respect of any securities of Seller (other than any tax distributions made in respect of any period prior to the Closing Date in accordance with the terms of the operating agreement of Seller and consistent with past practices), or repurchase, redeem, or otherwise acquire any ownership interests in, Seller;

(c)           make any modification to any Assigned Contract or Permit, except in the Ordinary Course of Business;

(d)           enter into any compromise or settlement of any Action or Proceeding; or

(e)           enter into or consummate any merger or consolidation agreement with any Person or any agreement to acquire any Person or any securities thereof.

6.4          Notification.  From the date of this Agreement until the Closing:

(a)           Seller shall promptly notify Parent in writing if it becomes aware of (i) any fact or condition that causes or constitutes a breach of any of Seller’s representations and warranties or (ii) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Seller’s discovery of, such fact or condition.

(b)           Seller shall promptly notify Parent of the occurrence of any breach of any covenant of Seller hereunder or of the occurrence of any event that may make the satisfaction of the conditions in Article VIII impossible or unlikely.

(c)           Seller shall inform Parent of contracts entered into with customers after the date hereof and of the termination of contracts with customers.

(d)           Parent shall promptly notify Seller in writing if it becomes aware of (i) any fact or condition that causes or constitutes a breach of any of Buyer’s or Parent’s representations and warranties or (ii) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Parent’s discovery of, such fact or condition.

(e)           Parent shall promptly notify Seller of the occurrence of any breach of any covenant of Parent or Buyer hereunder or of the occurrence of any event that may make the satisfaction of the conditions in Article IX impossible or unlikely.

(f)            Parent shall inform Seller of transactions or contracts entered into which affect the ownership or transfer of the Parent’s Common Shares after the date hereof.

6.5          Best Efforts.

(a)           Each party shall use its Best Efforts to cause the conditions in Articles VIII and IX to be satisfied, including using Best Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any applicable laws) to consummate the transactions contemplated hereby.

(b)           No party shall take any action after the date of this Agreement to materially delay the obtaining of, or result in not obtaining, any permission, approval, or consent from any Governmental Authority necessary to be obtained before the Closing.

6.6          Employee Benefit Plans.

(a)           Seller shall remain solely responsible for all liabilities with respect to the Employee Benefit Plans.  Buyer shall not assume or be deemed to have assumed any Employee Benefit Plan, nor shall Buyer have any obligations under, or assume any liabilities with respect to, any Employee Benefit Plans, except as provided under Section 6.6(b).  Without limiting the scope of the preceding sentence, Buyer shall not assume any of the following:

(i)            any obligation or liability to pay any severance, compensation, deferred compensation, unused vacation or sick pay (whether in such form or in the form of paid time off or extended illness bank plans), or other amounts to any person who is not a Hired Employee, whether such payments became due and payable prior to Closing or as a result of a termination of employment that occurs in connection with the transaction contemplated by this Agreement, or any other obligation or liability to any former Employee or beneficiary of a former Employee, except as provided under Section 6.6(b);

(ii)           any obligation or liability for long-term disability payments to any Employee or former Employee of Seller who does not actively work for Buyer after Closing; or

(iii)          any obligation or liability to make any severance, compensation, deferred compensation, or other payments to any Employee (even if he or she is a Hired Employee), or to fund or further fund any deferred compensation arrangement that has previously been unfunded or only partially funded, that is triggered by and arises as a result of the transaction contemplated by this Agreement.

(b)           To the extent that any group health plan (as defined in Section 5000(b)(1) of the Code) of Seller is subject to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), Buyer agrees to make COBRA continuation coverage available to “M&A Qualified Beneficiaries” with respect to the asset sale (as described in Treasury Regulation Section 54.4980B-9 Q&A-4(a)) whose qualifying event occurs as a result of the Closing, beginning on the Closing Date.  Buyer shall not be liable for any COBRA obligations to M&A Qualified Beneficiaries attributable to periods occurring prior to the Closing Date.

(c)           Nothing in this Section 6.6 or elsewhere in this Agreement shall be deemed to make any Employee (or any dependent or beneficiary thereof) a third-party beneficiary of this Agreement.

6.7          No Shopping.  Seller shall not, and Seller shall use its Best Efforts to cause its members, employees, representatives, advisers, and agents, officers and directors to not, directly or indirectly, encourage, solicit, or initiate inquiries or proposals from, or provide any confidential information to, or participate in any discussions or negotiations with, or enter into any agreement with, any Person (other than Parent, Buyer, and their Affiliates, representatives, and agents) in connection with any exchange, offer, merger, consolidation, sale of material assets, sale of securities, acquisition of beneficial ownership of, or the right to vote securities, liquidation, dissolution, or similar transaction involving Seller or the ownership interests of Seller before the Closing or earlier termination of this Agreement in accordance with Section 10.1.

6.8          Mutual Confidentiality.  The parties shall ensure that, prior to Closing:

(a)           the parties and their representatives keep strictly confidential the existence and terms of this Agreement;

(b)           neither party nor any of its representatives issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature to any other Person regarding any of the transactions contemplated hereby, except to the extent that any party is required by law to make any such disclosure regarding such transactions; and

(c)           if any party is required by law to make any disclosure regarding such transactions, the party anticipating disclosure advises the other party, as promptly as practicable before making such disclosure, of the nature and content of the intended disclosure.

ARTICLE VII
ADDITIONAL AGREEMENTS

7.1          Further Assurances.

(a)           If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each party will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article XI).

(b)           Seller shall cooperate with Buyer in Buyer’s efforts to ensure that Intellectual Property that is conceived, created, developed, first fixed in a tangible medium, made, first used, or first reduced to practice by any person listed on the Employee List, any consultant, or any other third party under agreement with Seller, in each case within one year after the Closing Date, that (i) relates directly to Seller’s business on the Closing Date or (ii) is based on or derived from Owned Intellectual Property, shall be conveyed to Buyer.

7.2          Employees — Generally.

(a)           Seller shall deliver to Buyer a list (the “Employee List”) identifying all Employees of Seller as of the date of this Agreement, specifying with respect to each such person, the person’s:

(i)            date of hire;

(ii)           status as full-time or part-time, or on disability or other leave of absence specified on the Employee List;

(iii)          current salary or hourly rate of compensation; and

(iv)          accrued but unused vacation, holiday, and sick pay (whether in the form of paid time off, extended illness bank plans, or some other form).

(b)           Before the Closing Date, Buyer will offer employment to each Employee of Seller who is employed by Seller immediately prior to the Closing (other than any such Employee jointly identified by Seller and Parent as not to be so employed), with such employment to be effective immediately following, and contingent upon the occurrence of, the Closing.  Such offers of employment shall provide for benefits on a basis consistent with the Parent’s other domestic full-time employees (and, with respect to medical benefits, shall provide coverage without the imposition of pre-existing condition, actively-at-work, or other “gaps” in coverage, to the extent permitted under the plans of Buyer and its domestic Affiliates), and shall otherwise be on such terms as Buyer may determine in its sole discretion.  Seller will not seek to induce any Employee to reject any offer of employment from Buyer.  The Employees who accept such offers of employment from Buyer (the “Hired Employees”) shall become employees of Buyer immediately following the Closing and shall cease to be employees of Seller.

(c)           Nothing in this Section 7.2 obligates Buyer to continue the employment of any Hired Employee for any specific period of time following the Closing or prevents Buyer from reducing the salary, wages and benefits, or modifying the duties or working conditions, of any Hired Employee following the Closing.

(d)           Seller shall use commercially reasonable efforts, before and after the Closing, to provide such information as Buyer may reasonably request for purposes of fulfilling its obligations under this Section 7.2.

(e)           If, following the Closing Date, Seller is obligated to pay severance benefits to the individual named in Section 4.22(a) of the Disclosure Schedule, Buyer shall, within five Business Days following a written demand from Seller, pay Seller an amount equal to the lesser of (i) one-half of such severance benefits or (ii) $50,000.

7.3          Damage to Assets.  To the extent Seller has in force any policies of property and casualty insurance insuring any of the Assets or Leased Real Property, any proceeds of insurance payable in respect of any event that occurs from and after the date of this Agreement and before the Closing shall be received by Seller in trust for Buyer and, to the extent the damage to the Assets or Leased Real Property to which the proceeds pertain has not been repaired or restored before the Closing, shall be paid over to Buyer at the Closing, or, if no proceeds have been received before the Closing, Seller shall assign any of its claims thereto to Buyer at the Closing.  In addition to paying over or assigning to Buyer proceeds of any policy of property and casualty insurance as provided above, Seller shall pay to Buyer at the Closing any related deductible amount provided under any such policy of insurance.  Nothing in this Section 7.3 limits the conditions set forth in Sections 8.1 and 8.2.

7.4          Post-Closing Tax Matters.

(a)           Tax Allocation of Purchase Price.  As promptly as practicable, but in no event later than 30 days following the Closing Date, Buyer shall prepare and deliver to

Seller a statement allocating the Initial Purchase Price and Assumed Liabilities among the Assets (the “Allocation Statement”).  The Allocation Statement will be consistent with the provisions of Section 1060 of the Code and the Treasury Regulations thereunder.  Within 30 days after Seller’s receipt of the Allocation Statement, Seller shall indicate its concurrence therewith, or propose to Buyer any changes to the Allocation Statement.  Seller’s failure to notify Buyer of any objection to the Allocation Statement within 30 days after receipt thereof shall constitute Seller’s concurrence therewith.  Seller and Buyer shall negotiate in good faith to resolve any disputes regarding the Allocation Statement.  If Seller and Buyer are unable to resolve any disputes regarding the Allocation Statement within 30 days of Buyer’s receipt of such changes, then the dispute shall be submitted to a mutually acceptable independent accounting firm for resolution as soon as practicable, but in any event within 30 days.  The independent accounting firm shall act as an expert and not as an arbitrator to determine, based solely on the written submissions of the parties and not by independent investigation, only the specific items under dispute by the parties.  The independent accounting firm shall deliver to Seller and Buyer, as promptly as practicable, but in any case no later than 30 days, a determination of the allocation.  This determination will be binding on the parties and, subject to the following sentence, all Tax Returns filed by Parent, Buyer, Seller, the members of Seller, and each of their Affiliates shall be prepared consistently with such allocation, and neither of them shall take a position on any Tax Return or other form or statement contrary to such allocation (unless required to do so by a Governmental Authority).  Upon each subsequent adjustment of the Initial Purchase Price after the Closing Date to reflect (i) the difference between the Closing Date Net Worth and the Final Month End Net Worth, if any, (ii) the Initial Revenue Payment, and (iii) the Secondary Revenue Payment, Buyer and Seller will each revise their IRS Forms 8594 in accordance with the above procedure.  Each of the parties agrees to notify the other if the IRS or any other Governmental Authority proposes a reallocation of amounts allocated pursuant to this Section 7.4(a).

(b)           Cooperation.  Parent and Seller shall, and shall cause their respective subsidiaries (if any) and Affiliates to, cooperate with respect to Tax matters.  Parent and Seller shall provide one another with such information as is reasonably requested in order to enable the requesting party to complete and file all Tax Returns that it may be required to file with respect to the ownership or operation of the Assets, or to respond to audits, inquiries, or other proceedings by any Governmental Authority and otherwise to satisfy Tax requirements.  Such cooperation shall include promptly forwarding copies of appropriate notices, forms, or other communications received from or sent to any Governmental Authority and promptly providing reasonably requested copies of all relevant Tax Returns together with accompanying schedules and related work papers, documents relating to rulings, audits, or other determinations by any Governmental Authority and records concerning the ownership and tax basis of property, in each case only to the extent such materials relate to the ownership or operation of the Assets.

(c)           Filing Responsibility.  Seller shall prepare and file (i) all Tax Returns with respect to Taxes relating to the ownership or operation of the Assets prior to the Closing Date and (ii) all Tax Returns in respect of any Transfer Taxes owing as a result of the transfer of the Assets as contemplated hereby.  Parent shall file or cause to be filed all

Tax Returns attributable to the ownership or operation of Assets on or after the Closing Date.  Buyer and Seller shall discharge all Tax liabilities shown on Tax Returns based on the assumption and allocation of Tax liabilities provided in this Agreement without regard to the party that has prepared the Tax Return, and the party responsible for payment of any amount of Taxes shown due on a Return shall pay such unpaid amount to the party filing the Tax Return no later than one Business Day prior to the filing of such Tax Return.

(d)                                 Refunds.

(i)            Seller shall be entitled to any refunds or credits of or against any Taxes relating to the ownership or operation of the Assets prior to the Closing Date (plus any interest received with respect thereto), and Parent shall file, or cause to be filed, any claims for such refund or credits reasonably requested by Seller.

(ii)           Except to the extent set forth in Section 7.4(d)(i), Buyer shall be entitled to any refunds or credits of Taxes relating to the ownership or operation of the Assets on or after the Closing Date (plus any interest received with respect thereto).

(iii)          Buyer shall promptly forward to Seller or reimburse Seller for any refund of credits due Seller (pursuant to the terms of this Section 7.4(d)) after receipt thereof, and Seller shall promptly forward to Buyer or reimburse Buyer for any refunds or credits due Buyer (pursuant to the terms of this Section 7.4(d)) after receipt thereof.

7.5          Guaranty.  Parent irrevocably guarantees each and every representation, warranty, covenant, agreement and obligation of Buyer and the full and timely performance of Buyer’s obligations under this Agreement.

7.6          Maintenance of Organization; Cessation of Business.  Following the Closing, Seller shall:

(a)           maintain its organizational existence until the later of (i) the third anniversary of the Closing Date or (ii) the date as of which any then-outstanding claims for indemnification under Section 11.2(a) are resolved;

(b)           cease to carry on its business and engage in only those activities that are necessary to exercise its rights and to perform its obligations under this Agreement; and

(c)           promptly change its company name to one that is not similar to its current name and that does not imply a continuation of its business.

7.7          Sales Efforts.  From the Closing Date through the Secondary Revenue Period, Buyer and Parent shall use their Best Efforts to market and sell the DVO Products.

7.8          Joint Press Release.  Seller, Buyer and Parent shall develop and release a mutually and reasonably satisfactory press release regarding the acquisition of Seller.

7.9          Information Rights.  From and after the Closing Date, Parent shall provide Seller with Parent’s periodic financial statements and other information concerning Parent that Parent distributes to its other shareholders generally.  Parent shall provide such financial statements and other information to Seller at the same time they are distributed to its other shareholders generally.

7.10        Share Delivery Obligations.  Following the Closing:

(a)           Parent shall issue the Initial Common Shares in accordance with Section 3.2(c), provided that Parent shall not be obligated to issue the Initial Common Shares unless and until Seller provides it with a duly executed Seller Investment Letter and Joinder Agreement;

(b)           Seller shall not transfer the Initial Common Shares or any Common Shares that it may acquire pursuant to a Share Purchase Election to any Person other than such Persons who are members of Seller on the Closing Date (“Permitted Transferees”), nor shall it attempt to transfer any such shares unless and until it has delivered or caused to be delivered to Parent from each Permitted Transferee (i) an investment letter, duly executed and in the form attached hereto as Exhibit C (the “Member Investment Letter”), and (ii) a duly executed adherence agreement, the form of which is attached to the Parent Stockholder Agreement; and

(c)           Parent shall take commercially reasonable efforts to book transfers to Permitted Transferees within seven Business Days of receiving a Member Investment Letter duly executed by a Permitted Transferee, provided that Parent shall be under no obligation to book any transfer of the Initial Common Shares or any Common Shares that Seller may acquire pursuant to a Share Purchase Election to any Person other than a Permitted Transferee for whom a duly executed Member Investment Letter and an adherence agreement has been provided to Parent.

ARTICLE VIII
CLOSING CONDITIONS OF PARENT AND BUYER

The obligation of Parent and Buyer to effect the Closing is subject to the satisfaction (or waiver by Parent in writing), on or before the Closing Date, of all of the following conditions:

8.1          Representations, Warranties, and Covenants of Seller.  The representations and warranties of Seller contained herein shall be true in all material respects on and as of the Closing Date (except for those representations that speak as of an earlier date, which shall be true as of such date), provided that, solely for purposes of this Section 8.1, any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be read as if that qualifier was not present, and Seller shall have, in all material respects, performed and complied with all of its agreements and covenants contained herein to be performed on or before the Closing Date.

8.2          No Material Adverse Effect.  Seller shall not have, since the date of this Agreement, suffered any business interruption, damage, or destruction of its properties or assets, or any other incident, occurrence, event, or change in circumstances that has had or could be reasonably expected to have a Material Adverse Effect on Seller.

8.3          Officers’ Certificate.  Seller shall have delivered to Buyer a certificate of the Chief Executive Officer and the Chief Financial Officer of Seller, dated the Closing Date, confirming the satisfaction of the conditions set forth in Sections 8.1 and 8.2.

8.4          Absence of Litigation.  No action or proceeding shall have been instituted before any Governmental Authority by any Person to restrain or prohibit, or to obtain damages in respect of, the consummation of the transactions contemplated by this Agreement.  No Order of any Governmental Authority of competent jurisdiction shall be in effect that restricts or prohibits the acquisition of the Assets by Buyer.

8.5          Third-Party Consents.  Seller shall have delivered to Buyer copies of the third-party consents listed on Schedule 8.5.

8.6          Closing Deliveries of Seller.  At the Closing, Seller shall deliver to Buyer the following:

(a)           possession of the Assets;

(b)           a bill of sale and assignment and assumption agreement, substantially in the form of Exhibit D (the “Bill of Sale and Assumption Agreement”), duly executed by Seller;

(c)           assignments of the Owned Intellectual Property, in form and substance reasonably acceptable to counsel for Buyer, duly executed by Seller and notarized;

(d)           a docket sheet containing all deadlines arising within three months following the Closing Date covering any actions with respect to the registration, prosecution, maintenance, or renewal of Owned Intellectual Property (and Licensed Intellectual Property for which Seller has the right and/or obligation to handle registration, prosecution, maintenance, or renewal);

(e)           an estoppel certificate by the landlord of each parcel of Leased Real Property, in form and substance reasonably acceptable to counsel for Buyer, duly executed by such landlord;

(f)            assignments of each of the Leased Real Property Leases, in form and substance reasonably acceptable to counsel for Buyer, duly executed by Seller and, if required in order to complete the assignment, by the landlord of each such Real Property Lease;

(g)           a certificate of the Secretary of Seller, certifying as of the Closing Date (i) a true and complete copy of the organizational documents of Seller, and (ii) a true and complete copy of the resolutions of the board of directors of Seller and the resolutions of the members of Seller, in each case authorizing the execution, delivery, and performance of this Agreement and the Transaction Documents to which Seller is or will be a party and the consummation of the transactions contemplated hereby and thereby;

(h)           a certificate of existence of Seller issued by the Indiana Secretary of State as of a recent date; and

(i)            UCC-3 Termination Statements and any other instruments reasonably required to release all Encumbrances on the Assets, including those Encumbrances related to the Bridge Notes and the Chase Note.

ARTICLE IX
SELLER’S CLOSING CONDITIONS

The obligation of Seller to effect the Closing is subject to the satisfaction (or waiver by Seller in writing), on or before the Closing Date, of all of the following conditions:

9.1          Representations, Warranties, and Covenants of Parent and Buyer.  The representations and warranties of Parent and Buyer contained herein shall be true in all material respects on and as of the Closing Date (except for those representations that speak as of an earlier date, which shall be true as of such date), provided that, solely for purposes of this Section 9.1, any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be read as if that qualifier was not present, and Parent and Buyer shall have, in all material respects, performed and complied with all of their agreements and covenants contained herein to be performed on or before the Closing Date.

9.2          Officers’ Certificate.  Parent and Buyer shall have delivered to Seller a certificate of an authorized officer of Parent, dated the Closing Date, confirming the satisfaction of the conditions set forth in Section 9.1.

9.3          Absence of Litigation.  No action or proceeding shall have been instituted before any Governmental Authority by any Person to restrain or prohibit, or to obtain damages in respect of, the consummation of the transactions contemplated by this Agreement.  No Order of any Governmental Authority of competent jurisdiction shall be in effect that restricts or prohibits the acquisition of the Assets by Buyer.

9.4          Closing Deliveries of Parent and Buyer.  At the Closing, Parent and Buyer shall deliver to Seller the following:

(a)           payment of the Closing Cash Payment by wire transfer in immediately available funds to one or more accounts designated by Seller at least two Business Days before the Closing Date;

(b)           a certificate of the Secretary of Buyer, certifying as of the Closing Date (i) a true and complete copy of the organizational documents of Buyer, and (ii) a true and complete copy of the resolutions of the board of directors of Buyer authorizing the execution, delivery, and performance of this Agreement and the Transaction Documents to which Buyer is or will be a party and the consummation of the transactions contemplated hereby and thereby;

(c)           a certificate of good standing for Buyer issued by such entity’s jurisdiction of organization as of a recent date; and

(d)           the Bill of Sale and Assumption Agreement, duly executed by Buyer.

ARTICLE X
TERMINATION

10.1        Termination.  This Agreement may be terminated at any time before the Closing as follows:

(a)           by the mutual written consent of Parent and Seller;

(b)           by Parent if there has been a material breach of a representation, warranty, covenant, or agreement by Seller, unless such breach is cured within 10 days after notice thereof is given to Seller;

(c)           by Seller if there has been a material breach of a representation, warranty, covenant, or agreement by Parent or Buyer, unless such breach is cured within 10 days after notice thereof is given to Parent;

(d)           by Parent or Seller if the Closing has not occurred by June 2, 2007; provided that no party may terminate this Agreement pursuant to this Section 10.1(d) if the party’s (or its co-party’s) failure to fulfill any of its obligations under this Agreement shall have been the reason that the Closing shall not have occurred on or before that date; or

(e)           by Parent or Seller if there shall be any law or regulation that makes consummation of the acquisition of the Assets or any other material component of the transactions contemplated hereby illegal or otherwise prohibited or if any Order enjoining Parent, Buyer, or Seller from consummating the transactions contemplated hereby is entered and such Order becomes final and nonappealable.

10.2        Effects of Termination.  If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no effect with no liability on the part of any party, except (a) as set forth in Section 11.11, and (b) that nothing shall relieve any party for liability for any material breach of any representation, warranty, covenant, or agreement contained in this Agreement.

ARTICLE XI
INDEMNIFICATION

11.1        Survival.  The representations, warranties, covenants, and agreements of the parties contained in or made pursuant to this Agreement or any certificate, document, or instrument delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder until the conclusion of the Secondary Revenue Period, except for (i) those in Sections 4.2, 4.11(a) (second sentence only), 4.14, 4.18, 4.21 and 4.25, each of which shall survive the Closing indefinitely (subject to any applicable statute of limitations), and (ii) those in Sections 4.3 and 4.22, which shall survive the Closing for a period of three years.

11.2        Indemnification.

(a)           Seller shall defend, and hold harmless Parent, Buyer, and their respective officers, directors, employees, agents, successors, and assigns from and against all costs, losses (including diminution in value), Liabilities, damages, lawsuits, deficiencies, claims and expenses, including interest, penalties, costs of mitigation, lost profits and other losses resulting from any shutdown or curtailment of operations, attorneys’ fees, and all amounts paid in investigation, defense, or settlement of any of the foregoing (collectively, “Damages”), incurred in connection with, arising out of, resulting from, or incident to:

(i)            any inaccuracy in, or breach of, any representation or warranty made by Seller in or pursuant to this Agreement, or in the other documents delivered in connection with the transactions contemplated in this Agreement;

(ii)           any breach of any covenant or agreement of Seller contained herein;

(iii)          any Liability of Seller that is not an Assumed Liability (including any such Liability of Seller that becomes a liability of Buyer under any common-law doctrine of de-facto merger or any doctrine of successor liability or as a result of any failure of the parties in connection with the transactions contemplated hereby to comply fully with any applicable bulk transfer laws or Tax laws relating to obligations of buyers of assets in bulk transfers); or

(iv)          except for Assumed Liabilities, the operation of Seller’s business or the ownership of the Assets before the Closing Date to the extent not covered by any matter for which Seller is obligated to indemnify Buyer or Parent under Section 11.2(a)(i).

(b)           Parent and Buyer shall, jointly and severally, indemnify, defend, and hold harmless Seller and its officers, employees, agents, successors, and assigns from and against all Damages incurred in connection with, arising out of, resulting from, or incident to:

(i)            any inaccuracy in, or breach of, any representation or warranty made by Parent or Buyer in or pursuant to this Agreement, or in the other documents delivered in connection with the transactions contemplated in this Agreement;

(ii)           any breach of any covenant or agreement of Parent or Buyer contained herein;

(iii)          any Assumed Liability; or

(iv)          the ownership of the Assets on or after the Closing Date, except Damages for which Parent and Buyer are entitled to be indemnified by Seller under Section 11.2(a) or would be so entitled to be so indemnified but for Section 11.2(c), 11.2(d), or 11.2(f).

(c)           Seller shall have no liability under Section 11.2(a)(i) (other than for any inaccuracy in, or breach of, any representation or warranty set forth in Section 4.2, 4.11(a) (second sentence only), 4.14, 4.18, 4.21, or 4.25, for which indemnification shall be available on a first-dollar basis) until the aggregate of all Damages arising out of all matters set forth in Section 11.2(a)(i) exceeds $100,000, and then only to the extent of the excess.  Further, Seller shall have no liability for any Damages after all amounts paid by Seller with respect to claims under Section 11.2(a)(i) exceed $7 million or, in the case of any inaccuracy in, or breach of, any representation or warranty set forth in Section 4.14, the lesser of $15 million or the Total Purchase Price (the “Indemnification Cap”).

(d)           Parent and Buyer shall have no liability under Section 11.2(b)(i) until the aggregate of all Damages arising out of all matters set forth in Section 11.2(b)(i) exceeds $100,000, and then only to the extent of the excess.

(e)           For purposes of calculating the dollar thresholds in Sections 11.2(c) and (d), all qualifications as to materiality or Material Adverse Effect contained in the representations and warranties of Seller, Parent, or Buyer, as the case may be, shall be ignored.

(f)            No claim for indemnity may be made pursuant to Section 11.2(a)(i) or 11.2(b)(i), unless notice thereof shall have been given to the party from which indemnity is sought on or before the expiration of the applicable survival period set forth in Section 11.1

11.3        Indemnification Procedures.

(a)           If any Action or Proceeding is filed or initiated against a party for which it is entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the other party as promptly as practicable (and in any event within ten days after the service of the citation or summons); provided, however, that the failure of a party to give timely notice to the other shall not affect its rights to indemnification hereunder except to the extent that the other demonstrates actual damage caused by such failure.

(b)           After such notice, if the indemnifying party acknowledges in writing to the indemnified party that the indemnifying party is obligated under the terms of its indemnity hereunder in connection with the Action or Proceeding, then the indemnifying party will be entitled, if it so elects, to take control of the defense and investigation of the Action or Proceeding and to employ and engage attorneys of its own choice to handle and defend the same (such attorneys to be reasonably satisfactory to the indemnified party), at the indemnifying party’s cost, risk, and expense (unless (i) the indemnifying party has failed to assume the defense of the Action or Proceeding within 15 days after receipt of notice thereof or thereafter to diligently pursue such defense or (ii) the named parties to the Action or Proceeding include both of the indemnifying party and the indemnified party, and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate), and to compromise or settle the Action or Proceeding (which compromise or settlement may be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld).  The indemnified party may withhold such consent if the compromise or settlement would adversely affect the conduct of its business or requires less than an unconditional release to be obtained.

(c)           If (i) the indemnifying party fails to assume the defense of the Action or Proceeding within 15 days after receipt of notice thereof or thereafter to diligently pursue such defense, or (ii) the named parties to the Action or Proceeding include both the indemnifying party and the indemnified party and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate, then the indemnified party against which the Action or Proceeding has been filed or initiated will (upon delivering notice to that effect to the indemnifying party) have the right to undertake, at the indemnifying party’s cost and expense, the defense, compromise, or settlement of the Action or Proceeding on behalf of and for the account and risk of the indemnifying party; provided, however, that the Action or Proceeding shall not be compromised or settled without the written consent of the indemnifying party, which consent may not be unreasonably withheld.

(d)           If the indemnifying party assumes the defense of the Action or Proceeding, then the indemnifying party will keep the indemnified party reasonably informed of the progress of any the defense, compromise, or settlement thereof and will consult with, when appropriate, and consider any reasonable advice from, the indemnified party of any such defense, compromise, or settlement.

(e)           The indemnifying party shall be liable for any settlement of any Action or Proceeding effected pursuant to and in accordance with this Section 11.3 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any Damages by reason of such settlement or judgment.

(f)            Regardless of whether the indemnifying party or the indemnified party takes up the defense, the indemnifying party will pay reasonable costs and expenses in connection with the defense, compromise, or settlement for any Action or Proceeding under this Section 11.3.

(g)           The indemnified party shall cooperate in all reasonable respects with the indemnifying party and its attorneys in the investigation, trial, and defense of the Action or Proceeding and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial, and defense of the Action or Proceeding and any appeal arising therefrom.

(h)           A claim for indemnification for any matter not involving an Action or Proceeding may be asserted by notice to the party from whom indemnification is sought.

11.4        Remedies.  Except with respect to: (a) fraud, willful misrepresentation and/or willful misconduct and (b) breaches of any covenant set forth in this Agreement (for each of which the parties shall have the right to seek any other remedy in law or equity, including an action for breach of contract, in lieu of or in addition to any remedies provided in this Article XI), the indemnification remedies and other remedies provided in this Article XI shall be the exclusive remedy of the parties from and after the Closing for resolving disputes under this Agreement.

11.5        Tax Treatment of Indemnity Payments.  The parties shall treat any indemnity payment made pursuant to this Article XI as an adjustment to the cash portion of the Total Purchase Price for all federal, state, local, and foreign Tax purposes (unless otherwise required by a Governmental Authority).

11.6        Right to Offset.  Subject to the Indemnification Cap, Parent and Buyer may offset any amounts to which either of them may be entitled under this Article XI against any Revenue Payment or other amounts otherwise payable by either of them under this Agreement, whether payable in cash or Common Shares.  Neither the exercise of, nor the failure to exercise, such right of offset shall constitute an election of remedies or limit Parent or Buyer in any manner in the enforcement of any other remedies that may be available to either of them hereby.  If any amount to which Parent or Buyer claims that it is entitled under this Article XI is disputed by Seller at the time a Revenue Payment or other amount is payable to Seller, then Parent or Buyer shall withhold an amount equal to such disputed amount and shall make the remainder of such payment to Seller when due.  Following the resolution of the dispute, the withheld amount shall be retained by Parent and/or promptly disbursed to Seller, as appropriate.

ARTICLE XII
MISCELLANEOUS

12.1        Notices.  All notices, requests, and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

If to Seller, to:

DVO - Extremity Solutions, LLC
720 East Winona Avenue
Warsaw, IN 46580
Fax: 574-268-0861
Attn: Chief Executive Officer

with copies to:

Barrett & McNagny LLP
215 East Berry Street
Fort Wayne, IN 46802
Fax: 260-423-8920
Attn: John Barce

If to Buyer, to:

Tornier B.V.
7716 Golden Triangle Drive
Eden Prairie, MN 55344
Fax: 952-930-6503
Attn: Chief Executive Officer

with copies to:

Faegre & Benson LLP
90 South Seventh Street, Suite 2200
Minneapolis, MN 55401
Fax: 612-766-1600
Ann: Steven Kennedy

All such notices, requests, and other communications will (a) if delivered personally to the address as provided in this Section 12.1, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section 12.1, be deemed given upon receipt, (c) if delivered by mail in the manner described above to the address as provided in this Section 12.1, be deemed given three Business Days after mailing, or (d) if delivered by courier service to the address as provided in this Section 12.1, be deemed given one Business Day after deposit with the courier (in each case regardless of whether such notice, request, or other communication is received by any other Person to whom a copy of such notice, request, or other communication is to be delivered pursuant to this Section).  Any party from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving notice specifying the change to the other parties.

12.2                        Entire Agreement.  This Agreement (and all Exhibits and Schedules attached hereto and all other documents delivered in connection herewith) supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties with respect thereto.

12.3                        Waiver.  Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving the term or condition.  No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.  All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

12.4                        Amendment.  This Agreement may be amended, supplemented, or modified only by a written instrument duly executed by or on behalf of each party.

12.5                        No Third-Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of each party and its respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person, other than any Person entitled to indemnity under Article Xl.

12.6                        No Assignment; Binding Effect.  Neither this Agreement nor any right, interest, or obligation hereunder may be assigned by any party without the prior written consent of the other parties, and any attempt to do so will be void (provided that Parent or Buyer may assign to any of its direct or indirect wholly owned subsidiaries any of its rights and interests under this Agreement, but no such assignment shall relieve Parent or Buyer from its obligations under this Agreement).  This Agreement is binding upon, inures to the benefit of, and is enforceable by the parties and their respective successors and assigns.

12.7                        Headings.  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

12.8                        Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of any party under this Agreement will not be materially and adversely affected thereby:

(a)           the provision will be fully severable;

(b)           this Agreement will be construed and enforced as if the provision had never been a part hereof;

(c)           the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the provision or by its severance herefrom; and

(d)           in lieu of the provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible and mutually acceptable to the parties.

12.9                        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to contracts executed and performed in that state, without giving effect to conflicts-of-laws principles.

12.10                 Consent to Jurisdiction and Forum Selection.  All actions or proceedings arising in connection with this Agreement may be initiated and tried in the state and federal courts located in Kosciusko County in the State of Indiana.  This choice of venue is intended by the parties to be non-exclusive and permissive in nature.  Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section 12.10 and stipulates that the state and federal courts located in Kosciusko County in the State of Indiana shall have in personam jurisdiction and venue over each of them for the purposes of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement.  Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 12.10 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in any other manner set forth in Section 12.1 of this Agreement for the giving of notice.  Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

12.11                 Expense.  Except as otherwise provided in this Agreement, each party shall bear its own expenses and costs incurred in the preparation of this Agreement and the consummation of the transactions contemplated hereby.

12.12                 Specific Performance.  Seller hereby acknowledges and agrees that the Assets are special and unique and that money damages payable to Buyer may be impossible to ascertain and an inadequate remedy in respect of a breach or non-performance of this Agreement by Seller.  Buyer and Parent hereby acknowledge and agree that the Common Shares to be acquired by Seller pursuant to Article III are special and unique and that money damages payable by Buyer or Parent may be impossible to ascertain and an inadequate remedy in respect of a breach or non-performance of this Agreement by Buyer or Parent.  Accordingly, it is mutually agreed that, in addition to any other remedies available to the parties under this Agreement or at law or in equity, each party shall have, to the fullest extent permitted by law, the right to require specific performance of this Agreement by the other party and to enforce this Agreement by injunctive or other equitable relief.

12.13                 Counterparts.  This Agreement may be executed in any number of counterparts (and by facsimile), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

12.14                 Disclosure Schedule.  Matters reflected in the Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected therein.  Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature that are not required to be reflected therein.  Matters disclosed pursuant to any Section of the Disclosure Schedule shall be deemed to be disclosed with respect to all Sections of the Disclosure Schedule to the extent this Agreement requires such disclosure and to the extent such disclosure reasonably relates to such Section of the Disclosure Schedule.  Nothing in the Disclosure Schedule shall be deemed adequate to disclose any matter, including an exception to a representation or warranty or covenant made herein, however, unless the Disclosure Schedule identifies the matter in a manner reasonably sufficient to inform Parent and Buyer of the nature of the matter.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

DVO — EXTREMITY SOLUTIONS, LLC

By:	/s/ Rod K. Mayer

Its:	President and CEO

DVO ACQUISITION, INC.

By:	/s/ Douglas W. Kohrs

Its:	President and CEO

TORNIER B.V.

By:	/s/ Douglas W. Kohrs

Its:	President and CEO

[Signature Page to Asset Purchase Agreement]

DISCLOSURE SCHEDULE

of

DVO — EXTREMITY SOLUTIONS, LLC, as Seller

pursuant to the

ASSET PURCHASE AGREEMENT

among

SELLER,

DVO ACQUISITION, INC., as BUYER

and

TORNIER B.V., as PARENT

Dated effective as of March 5, 2007

Exhibit A

[FORM OF SELLER INVESTMENT LETTER]

                                        , 200

Tornier B.V.
7716 Golden Triangle Drive
Eden Prairie, MN 55344

Attention: Chief Executive Officer

Dear Sir:

This letter (this “Seller Investment Letter”) is being delivered by the undersigned, DVO Extremity Solutions, LLC, an Indiana limited liability company (“Seller”), in connection with the Asset Purchase Agreement, dated March 5, 2007, among DVO, Tornier B.V., a private company with limited liability organized under the laws of the Netherlands (“Parent”) and DVO

Acquisition, Inc., a Delaware corporation (“Buyer”) and wholly owned subsidiary of Parent (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, Buyer has acquired substantially all of the assets of Seller in exchange for cash consideration.  Subsequent to the Closing Date and following each of the Initial Revenue Period and the Secondary Revenue Period, Seller has the option to purchase a number of shares of the common stock, par value EUR 0.01 per share, of Parent (“Common Shares”) in exchange for cash, and Seller desires to exercise this option in accordance with the Purchase Agreement.  Pursuant to the Purchase Agreement, the delivery of this Seller Investment Letter is a condition to Parent’s obligation to issue the Common Shares.

Seller hereby certifies that Seller is an accredited investor under Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) based on the criteria checked below:

☐                                    (1)           A bank, savings and loan association or similar institution, as defined in the Securities Act, whether acting in its individual or fiduciary capacity.

☐                                    (2)           A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

☐                                    (3)           An insurance company as defined in the Securities Act.

☐                                    (4)           An investment company registered under the Investment Company Act of 1940, as amended (the “’40 Act”).

☐                                    (5)           A business development company as defined in the ‘40 Act.

☐                                    (6)           A private business development company as defined in the Investment Advisors Act of 1940.

☐                                    (7)           A Small Business Investment Company licensed by the U.S. Small Business Administration under the Small Business Investment Act of 1958.

☐                                    (8)           An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S. $5,000,000.

☐                                    (9)           A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

☐                                    (10)         An employee benefit plan within the meaning of Title I of the Employment Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, the investment decisions are made solely by persons that are accredited investors.

☐                                    (11)         A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a “sophisticated” person as defined in the Securities Act.

☐                                    (12)         An entity in which all of the equity owners are “accredited investors” as defined in the Securities Act.

Seller does hereby further certify as follows:

(1)           Seller has been advised that the Common Shares have not been registered under the Securities Act or applicable state securities laws, and are “restricted securities” as that term is defined in Rule 144 under the Securities Act, in reliance on exemptions from registration which depend, in part, on Seller’s investment intention; and, accordingly, the truth and accuracy of the representations set forth in this Seller Investment Letter will be relied upon by Parent to establish such exemptions.

(2)           Seller is acquiring the Common Shares for investment for Seller’s own account.  Seller agrees not to dispose of any Common Shares in any manner that would violate the Securities Act or any applicable rule or regulation promulgated thereunder.  Seller acknowledges that Parent is not required to recognize any transfer of the Common Shares if, in the opinion of counsel to Parent, such transfer would result in a violation of any federal or state law regarding the offer and sale of securities.

(3)           Seller has been advised that the Common Shares are restricted securities and must be held by Seller indefinitely unless (i) the disposition of the Common Shares has been registered under the Securities Act and any applicable state securities laws, (ii) a sale of such

2

Common Shares is made in conformity with the limitations of Rule 144 or Rule 145 under the Securities Act, as applicable, or (iii) Parent shall have received an opinion of counsel satisfactory to Parent to the effect that some other exemption from registration is available with respect to such disposition.

(4)           Seller further agrees that the certificate or certificates representing such Common Shares, may bear, to the extent practicable, an appropriate legend restricting the transfer of such Common Shares under the Securities Act and that stop-transfer instructions may be filed with respect to such shares with the transfer agent for the Common Shares.  It is understood and agreed that the legend shall be removed by delivery of substitute certificates without such legend if Seller shall have delivered to Parent an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Securities Act or that the sale of Common Shares is in conformity with the provisions of Rule 144 or Rule 145, as applicable, promulgated under the Securities Act.

(5)           Seller’s knowledge and experience in financial and business matters is such that Seller is capable of evaluating the merits and risks of any investment decision involved in the making of such agreement.  Seller’s commitment to investments that are not readily marketable is not disproportionate to his or her net worth, and an investment in the Common Shares will not cause such commitment to become excessive.  Seller has adequate means of providing for its investment in the Common Shares, and can withstand a complete loss of such investment in the Common Shares.  Seller also acknowledges that Seller has received or that Parent has made available to Seller all information necessary to make any such investment decision, including the information provided pursuant to Section 7.9 of the Purchase Agreement.  Seller has carefully reviewed such information and been given the opportunity to ask questions of, and receive answers from, representatives of Parent with respect to such information prior to the making of any investment decision.

(6)           Seller is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act and Seller has checked the applicable box providing the basis for such accredited investor status as set forth above.  The information presented in above and statements made by Seller and any additional information supplied by Seller at Parent’s request relating to Seller’s income, net worth, investment experience or other matters, are complete and accurate as of this date or any future date upon which such information will be supplied, and may be relied upon by Parent in determining whether to issue the Common Shares to Seller.

(7)           Seller agrees to indemnify and hold Parent harmless from any liability, loss or expense (including reasonable attorneys’ fees) if Seller, alone or with others, defaults in any of the foregoing representations or warranties.

(8)           Seller understands that no federal or state agency has made any finding or determination as to the fairness for investment, nor any recommendation or endorsement, of the Common Shares.

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(9)           Seller has carefully read this Seller Investment Letter and has discussed the limitations upon Seller’s ability to dispose of Common Shares with Seller’s counsel, to the extent Seller has felt necessary.

(10)         Execution and delivery of this Seller Investment Letter by Seller have been duly authorized by all necessary corporate action, and this Seller Investment Letter has been duly executed and delivered by a duly authorized representative of Seller.

Sincerely,

4

Exhibit B

JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Agreement”), dated as of this    day of                               , 2007, is entered into by and among Tornier B.V., a private company with limited liability organized under the laws of the Netherlands, with corporate seat in Amsterdam (the “Company”), and DVO — Extremity Solutions, LLC, an Indiana limited liability company (“Stockholder”).

WHEREAS, DVO Acquisition, Inc., a Delaware corporation, and indirect wholly owned subsidiary of the Company (“Buyer”), purchased substantially all the assets of Stockholder pursuant to that certain Asset Purchase Agreement, dated as of March 5, 2007, by and among the Company, Buyer and Stockholder (the “APA”);

WHEREAS, pursuant to the APA, Stockholder has the option, which it now desires to exercise, to purchase “Initial Common Shares” (as defined in the APA), and Stockholder has the opportunity and may desire to purchase, at its option and pursuant to the terms of the APA, “Subsequent Common Shares” (as defined in the APA) at certain future dates (the Initial Common Shares together with the Subsequent Common Shares, the “Stock”);

WHEREAS, pursuant to the APA, it is a condition to the Company’s obligation to issue the Initial Common Shares and the Subsequent Common Shares that Stockholder enter into and be bound by the terms and conditions of this Agreement; and

WHEREAS, Stockholder desires to enter into and be bound by the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.             Joinder to Securityholders Agreement.  Stockholder agrees to observe and to be bound by all the terms and conditions of that certain Securityholders Agreement, dated as of July 18, 2006, by and among the Investors (as defined therein) and the Company (the “Securityholders Agreement”) with the intent and effect that Stockholder shall (with effect from the date on which the Initial Common Shares was issued to Stockholder) be deemed to be a party to the Securityholders Agreement, with the benefit of, but subject to, all the terms and conditions thereof (except that Stockholder shall be permitted to Transfer any Securities to one or more members of Stockholder who is a member of Stockholder on the Closing Date (as defined in the APA), provided (a) such transfer is a distribution in accordance with the operating agreement, as amended, of Stockholder, (b) such transfers are made in accordance with the terms and conditions of the Securityholders Agreement, (c) such members agree in writing to be bound by the terms of this Agreement, and (d) any such members execute an adherence agreement, the form of which is attached to the Securityholders Agreement, making them party to the Securityholders Agreement).  Stockholder further agrees and acknowledges that it will be deemed to be a “Co-Investor” and the Stock shall be deemed to be “Securities” for the purposes of the Securityholders Agreement.  For the purpose of delivery of notices under the Securityholders Agreement and for service of process, the address of Stockholder is set forth on

Schedule A to this Agreement.  Except as expressly modified by this Agreement, all of the terms, covenants, agreements, conditions and other provisions of the Securityholders Agreement shall remain in full force and effect in accordance with its terms.

2.             “Market Stand-off”.  Stockholder agrees, if requested by the Company and an underwriter of equity securities of the Company, not to lend, offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Stock, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Stock, during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or the securities laws of any non-U.S. jurisdiction. If requested by the underwriters, Stockholder shall execute a separate agreement to the foregoing effect.  The Company may impose stop-transfer instructions with respect to the Stock subject to the foregoing restrictions until the end of said 180-day period.  The provisions of this Section 2 shall be binding upon any transferee who acquires any of the Stock and concurrently with any transfer of Stock, the transferee shall agree in writing to be bound by the terms and conditions of this Section 2.

3.             Governing Law and Jurisdiction.  Except for Section 2, which shall be governed by the laws of the State of New York, this Agreement and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the Netherlands, without giving effect to the choice of law principles thereof.

4.             Certain Defined Terms.  Capitalized terms used in this Agreement but not defined in this Agreement shall have the meaning ascribed to them in the Securityholders Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date first above written.

TORNIER B.V.

By:
	Name:	Douglas W. Kohrs
	Title:	Chief Executive Officer

DVO — EXTREMITY SOLUTIONS, LLC

By:
	Name:	Rod Mayer
	Title:	President and Chief Executive Officer

[signature page to DVO Joinder Agreement]

Exhibit C

[FORM OF MEMBER INVESTMENT LETTER]

                                        , 200

Tornier B.V.
7716 Golden Triangle Drive
Eden Prairie, MN 55344
Attention: Chief Executive Officer

Dear Sir:

This letter (this “Member Investment Letter”) is being delivered by the undersigned member (“Member”) of DVO — Extremity Solutions, LLC, an Indiana limited liability company (“Seller”), in connection with the Asset Purchase Agreement, dated March 5, 2007, among DVO, Tornier B.V., a private company with limited liability organized under the laws of the Netherlands (“Parent”) and DVO Acquisition, Inc., a Delaware corporation (“Buyer”) and wholly owned subsidiary of Parent (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, Buyer has acquired substantially all of the assets of Seller in exchange for cash consideration.  Subsequent to the Closing Date, Parent issued to Seller a number of shares of its common stock, par value EUR 0.01 per share, of Parent (“Common Shares”) in exchange for cash.  Pursuant to the Purchase Agreement, Seller agreed to transfer the Common Shares only to certain Permitted Transferees who have executed and delivered this Member Investment Letter to Buyer.  Member is delivering this letter in satisfaction of such condition.

Member hereby certifies that Member is an accredited investor under Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) based on the criteria checked below.

A.                                   Member is an individual (a natural person), and the following criteria (indicated by a check), if any, apply:

☐                                    (1)           Individual income in excess of $200,000 in each of the two most recent years or joint income (with such Member’s spouse) in excess of $300,000 in each of those years and a reasonable expectation of reaching the same income level in the current year.

☐                                    (2)           Individual net worth, or joint net worth (with Member’s spouse) in excess of $1,000,000.

☐                                    (3)           A director or executive officer of Parent.

B.                                     Member is a legal entity (other than a natural person), and the following criteria (indicated by a check), if any, apply:

☐                                    (1)           A bank, savings and loan association or similar institution, as defined in the Securities Act, whether acting in its individual or fiduciary capacity.

☐                                    (2)           A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

☐                                    (3)           An insurance company as defined in the Securities Act.

☐                                    (4)           An investment company registered under the Investment Company Act of 1940, as amended (the “‘40 Act”).

☐                                    (5)           A business development company as defined in the ‘40 Act.

☐                                    (6)           A private business development company as defined in the Investment Advisors Act of 1940.

☐                                    (7)           A Small Business Investment Company licensed by the U.S. Small Business Administration under the Small Business Investment Act of 1958.

☐                                    (8)           An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S. $5,000,000.

☐                                    (9)           A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

☐                                    (10)         An employee benefit plan within the meaning of Title I of the Employment Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, the investment decisions are made solely by persons that are accredited investors.

☐                                    (11)         A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a “sophisticated” person as defined in the Securities Act.

☐                                    (12)         An entity in which all of the equity owners are “accredited investors” as defined in the Securities Act.

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Member does hereby further certify as follows:

(1)           Member has been advised that the Common Shares which Member may receive as a distribution or transfer from Seller, have not been registered under the Securities Act or applicable state securities laws, and are “restricted securities” as that term is defined in Rule 144 under the Securities Act, in reliance on exemptions from registration which depend, in part, on Member’s investment intention; and, accordingly, the truth and accuracy of the representations set forth in this Member Investment Letter will be relied upon by Parent to establish such exemptions.

(2)          Member is acquiring the Common Shares for investment for Member’s own account.  Member agrees not to dispose of any Common Shares in any manner that would violate the Securities Act or any applicable rule or regulation promulgated thereunder.  Member acknowledges that Parent is not required to recognize any transfer of the Common Shares if, in the opinion of counsel to Parent, such transfer would result in a violation of any federal or state law regarding the offer and sale of securities.

(3)           Member has been advised that the Common Shares are restricted securities and must be held by Member indefinitely unless (i) the disposition of the Common Shares has been registered under the Securities Act and any applicable state securities laws, (ii) a sale of such Common Shares is made in conformity with the limitations of Rule 144 or Rule 145 under the Securities Act, as applicable, or (iii) Parent shall have received an opinion of counsel satisfactory to Parent to the effect that some other exemption from registration is available with respect to such disposition.

(4)           Member further agrees that the certificate or certificates representing such Common Shares, may bear, to the extent practicable, an appropriate legend restricting the transfer of such Common Shares under the Securities Act and that stop-transfer instructions may be filed with respect to such shares with the transfer agent for the Common Shares.  It is understood and agreed that the legend shall be removed by delivery of substitute certificates without such legend if Member shall have delivered to Parent an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Securities Act or that the sale of Common Shares is in conformity with the provisions of Rule 144 or Rule 145, as applicable, promulgated under the Securities Act.

(5)           Member’s knowledge and experience in financial and business matters is such that Member is capable of evaluating the merits and risks of any investment decision involved in the making of such agreement.  Member’s commitment to investments that are not readily marketable is not disproportionate to his or her net worth, and an investment in the Common Shares will not cause such commitment to become excessive.  Member has adequate means of providing for his or her investment in the Common Shares, and can withstand a complete loss

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of such investment in the Common Shares.  Member also acknowledges that Member has received or that Parent has made available to Member all information necessary to make any such investment decision, including the information provided pursuant to Section 7.9 of the Purchase Agreement.  Member has carefully reviewed such information and been given the opportunity to ask questions of, and receive answers from, representatives of Parent with respect to such information prior to the making of any investment decision.

(6)           Member is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act and Member has checked the applicable box providing the basis for such accredited investor status as set forth above.  The information presented in above and statements made by Member and any additional information supplied by Member at Parent’s request relating to Member’s income, net worth, investment experience or other matters, are complete and accurate as of this date or any future date upon which such information will be supplied, and may be relied upon by Parent in determining whether to permit the transfer of Common Shares from Seller to Member.

(7)           Member has attained the age of majority (as established in his or her state of domicile), and in any event, is under no disability with respect to entering into a contractual relationship with Parent and in executing this Member Investment Letter.

(8)           Member agrees to indemnify and hold Parent harmless from any liability, loss or expense (including reasonable attorneys’ fees) if Member, alone or with others, defaults in any of the foregoing representations or warranties.

(9)           Member understands that no federal or state agency has made any finding or determination as to the fairness for investment, nor any recommendation or endorsement, of the Common Shares.

(10)         Member has carefully read this Member Investment Letter and has discussed the limitations upon Member’s ability to dispose of Common Shares with Member’s counsel, to the extent Member has felt necessary.

(11)         For any Member that is not a natural person, execution and delivery of this Member Investment Letter by Member has been duly authorized by all necessary corporate action, and this Member Investment Letter has been duly executed and delivered by a duly authorized representative of Member.

Member further agrees to enter into an adherence agreement, the form of which is attached to that certain Securityholders Agreement, dated as of July 18, 2006, by and among the Investors (as defined therein) and Parent (the “Securityholders Agreement”) with the intent and effect that Member shall undertake to observe and be bound by all the terms and conditions of the Securityholders Agreement.

Member further agrees, if requested by Parent and an underwriter of equity securities of the Parent, not to lend, offer, pledge, sell, contract to sell, grant any option, right or warrant to

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purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Common Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, during the 180-day period following the effective date of a registration statement of Parent filed under the Securities Act, or the securities laws of any non-U.S. jurisdiction.  If requested by the underwriters, Member shall execute a separate agreement to the foregoing effect.  Parent may impose stop-transfer instructions with respect to the Common Shares subject to the foregoing restrictions until the end of said 180-day period.  The provisions of this paragraph shall be binding upon any transferee who acquires any of the Common Shares and concurrently with any transfer of the Common Shares, the transferee shall agree in writing to be bound by the terms and conditions of this paragraph.  Member agrees that this paragraph shall be governed by the laws of the State of New York.

Sincerely,

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Exhibit D

[FORM OF BILL OF SALE AND ASSUMPTION ASSIGNMENT]

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

DVO — Extremity Solutions, LLC, an Indiana limited liability company (“Seller”), hereby sells, conveys, transfers and assigns to DVO Acquisition, Inc., a Delaware corporation (“Buyer”) and wholly owned indirect subsidiary Tornier B.V., a private company with limited liability organized under the laws of the Netherlands (“Parent”), and Buyer hereby purchases, acquires and accepts from Seller, Seller’s entire right, title and interest in and to the Assets, as defined in that certain Asset Purchase Agreement dated as of March , 2007 among Seller, Buyer and Parent (the “Purchase Agreement”), to have and to hold forever, to Buyer, its successors and assigns.

Seller hereby transfers to Buyer, and Buyer hereby assumes and agrees to pay, perform and discharge when due, the Assumed Liabilities but does not assume or have any responsibility or liability for any Excluded Liabilities.

This Bill of Sale, Assignment and Assumption Agreement (the “Agreement”) is delivered pursuant to the Purchase Agreement and is subject in all respects to the terms of the Purchase Agreement.  All capitalized terms used in this Agreement, but not defined in this Agreement, shall have the meaning assigned to them in the Purchase Agreement.

IN WITNESS WHEREOF, Seller, Buyer and Parent have executed this instrument this              day of                     , 2007.

DVO — EXTREMITY SOLUTIONS, LLC

By
Its

DVO ACQUISITION, INC.

By
Its

TORNIER B.V.

By
Its